Exhibit 10.4
SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

			Revolving Credit	Term Commitment
	Revolving Credit		Applicable	Applicable
Lender	Commitment	Term Commitment	Percentage	Percentage
Bank of America, N.A.	$15,000,000	$6,000,000	100.000000000%	100.000000000%

Total	$15,000,000	$6,000,000	100.000000000%	100.000000000%

Schedule 5.05 Supplement to Interim Financial Statements
See the Company’s 10-Q for the period ended June 30, 2008 filed with the Securities and Exchange Commission on August 5, 2008.

Schedule 5.06 Litigation
The Company has been sued by Billingnetwork Patent, Inc. in a patent infringement case (Billingnetwork Patent, Inc. v. athenahealth, Inc., Civil Action No. 8:05-CV-205-T-17TGW United States District Court for the Middle District of Florida). The complaint alleges that the Company infringed on a patent issued in 2002 entitled “Integrated Internet Facilitated Billing, Data Processing and Communications System” and it seeks an injunction enjoining infringement, treble damages and attorneys’ fees. The Company has moved to dismiss that case, and arguments on that motion were heard by the court in March 2006. The Company attended a court conference in May 2008 to address outstanding procedural matters, including motions, however, the court did not rule on the motion to dismiss.

Schedule 5.08(b) Existing Liens
The Company obtained a Construction Loan with Presidents and Fellows of Harvard dated November 8, 2004. This Construction Loan is secured by furniture, furnishings and equipment purchased by the Company and installed in the leased premises.
The Company entered into an Equipment Line of Credit with ORIX Venture Finance LLC on December 28, 2005. This loan was assigned to Bank of America, N.A. on March 31, 2006.
The Company entered into a Master Lease Agreement with Dell Financial Services, LP on July 31, 2006.

Schedule 5.08(c) Owned Real Property

Address	County	State	Record Owner	Fair Value
1 Hatley Road, Belfast, Maine	Waldo	Maine	athenahealth, Inc.	$7,400,000.00

Schedule 5.08(d)(i) Leased Real Property (Lessee)

Expiration
Address	County	State	Lessor	Lessee	Date	Annual Rent
311 Arsenal Street, 400 North Beacon Street, Watertown, MA	Middlesex	MA	President and Fellows of Harvard College	athenahealth, Inc.	7/1/15	Approx $3.5M

Schedule 5.08(d)(ii) Leased Real Property (Lessor)
N/A

Schedule 5.08(e) Existing Investments
See Capital Advisors account schedule attached.
The Company owns 2 Million shares of Series A Preferred Stock of the private company Maria Health, Inc.

athenahealth, Inc.
LIQUIDITY FORECASTING ANALYSIS

CURRENT PORTFOLIO
8/29/2008

		% OF		INVESTMENT	YIELD TO	MATURITY	SETTLEMENT	DAYS TO
	TICKER	HOLDINGS	INSTRUMENT (RATING)	AT COST	MATURITY	DATE	DATE	MATURITY

	MMF	26.53%	DREYFUS TREASURY & AGENCY MMF (AAA/AAA)	$17,555,776	1.72%	OVERNIGHT	N/A	N/A
	PAOLO	1.50%	SAN PAOLO (A1+/P1)	$993,150	2.80%	9/15/2008	6/17/2008	17
	FNMA	8.97%	FNMA DISCOUNT NOTE (A1+)	$5,938,987	2.13%	9/17/2008	3/25/2008	19
	PAOLO	3.75%	SAN PAOLO (A1+/P1)	$2,483,278	2.86%	9/25/2008	7/1/2008	27
	GE	4.10%	GENERAL ELECTRIC (A1+/P1)	$2,713,425	2.34%	10/21/2008	3/25/2008	53
	ULVR	1.49%	UNILEVER (A1/P1)	$986,350	2.78%	10/27/2008	4/28/2008	59
	ULVR	2.98%	UNILEVER (A1/P1)	$1,974,089	2.72%	10/28/2008	5/5/2008	60
	TOYOTA	3.73%	TOYOTA MOTOR CREDIT (A1+/P1)	$2,470,542	2.51%	10/31/2008	5/15/2008	63
	ULVR	4.47%	UNILEVER (A1/P1)	$2,959,588	2.72%	11/4/2008	5/5/2008	67
	FNMA	1.49%	FNMA DISCOUNT NOTE (A1+)	$989,091	2.53%	11/18/2008	6/12/2008	81
	FHLMC	1.49%	FHLMC DISCOUNT NOTE (A1+)	$989,039	2.24%	11/20/2008	5/23/2008	83
	GE	4.09%	GENERAL ELECTRIC (A1+/P1)	$2,708,383	2.33%	11/20/2008	3/25/2008	83
	WMT	1.50%	WALMART (A1+/P1)	$991,318	2.40%	12/9/2008	7/29/2008	102
	GE	4.08%	GENERAL ELECTRIC (A1+/P1)	$2,702,150	2.39%	12/23/2008	3/28/2008	116
	TOYOTA	3.72%	TOYOTA MOTOR CREDIT (A1+/P1)	$2,458,594	2.73%	12/26/2008	5/15/2008	119
	TOYOTA	4.46%	TOYOTA MOTOR CREDIT (A1+/P1)	$2,950,063	2.62%	12/26/2008	5/5/2008	119
	FHLB	3.62%	FHLB (NA/AAA)	$2,393,856	2.72%	1/15/2009	6/19/2008	139
	FNMA	0.77%	FNMA (AAA/AAA)	$506,840	2.66%	1/15/2009	7/1/2008	139
	GE	1.34%	GENERAL ELECTRIC (A1+/P1)	$883,463	3.03%	1/30/2009	6/19/2008	154
	GE	1.86%	GENERAL ELECTRIC (A1+/P1)	$1,228,972	2.91%	1/30/2009	6/30/2008	154
	KFW	1.49%	KFW (A1+/P1)	$988,040	2.40%	1/30/2009	7/30/2008	154
	TOYOTA	1.04%	TOYOTA MOTOR CREDIT (A1+/P1)	$687,050	3.05%	1/30/2009	6/19/2008	154
	TOYOTA	1.11%	TOYOTA MOTOR CREDIT (A1+/P1)	$737,160	2.97%	1/30/2009	6/30/2008	154
	TOYOTA	1.48%	TOYOTA MOTOR CREDIT (A1+/P1)	$981,101	3.01%	1/30/2009	6/11/2008	154
	NESCPP	2.98%	NESTLE (A1+/P1)	$1,968,889	2.57%	2/27/2009	7/18/2008	182
NEW	FHLMC	4.46%	FHLMC DISCOUNT NOTE (A1+)	$2,950,500	2.83%	3/23/2009	8/19/2008	206
	FNMA	1.49%	FNMA DISCOUNT NOTE (A1+)	$983,027	2.76%	3/30/2009	8/14/2008	213

			TOTAL	$66,172,719	2.35%			72

CASH FLOW PROJECTION PLANNER

		CHANGE IN			EXCESS	REPOSITION
DATE	BALANCE	BURN RATE	BURN RATE	MATURITIES	LIQUIDITY	AVAILABILITY

	$66,175,000				$17,550,000
Sep-08	$66,175,000		($17,700,000)	$9,425,000	$9,275,000	19.13%
Oct-08	$48,475,000			$8,150,000	$17,425,000	35.95%
Nov-08	$48,475,000			$7,650,000	$25,075,000	51.73%
Dec-08	$48,475,000			$9,100,000	$34,175,000	70.50%
Jan-09	$48,475,000			$8,400,000	$42,575,000	87.83%
Feb-09	$48,475,000			$1,975,000	$44,550,000	91.90%
Mar-09	$48,475,000			$3,925,000	$48,475,000	100.00%
Apr-09	$48,475,000				$48,475,000	100.00%
May-09	$48,475,000				$48,475,000	100.00%
Jun-09	$48,475,000				$48,475,000	100.00%
Jul-09	$48,475,000				$48,475,000	100.00%
Aug-09	$48,475,000				$48,475,000	100.00%
Sep-09	$48,475,000				$48,475,000	100.00%
Oct-09	$48,475,000				$48,475,000	100.00%
Nov-09	$48,475,000				$48,475,000

MAX 25% FINANCIAL NAMES, 90 DAYS OR LESS	Confidential © copyright 2008. All rights reserved.
COMPLIANCE MATRIX

	Eligible	Eligible
General Guidelines:	Investments	Features	Asset Type	Rating	Notes
Maximum Maturity of Individual Security: 24 Months	Treasuries		Corporate	A3 and A-
Average Maturity of Portfolio: 12 Months	Agencies/GSE	Euro/Yankee	CP	A1/P1
Liquidity Requirement: 2x Monthly cash flow at all times	Corporates	Putable
Issuer Concentration: 15%	Bank Debt		* Corporate ratings apply to all other debt
(no restriction on Treasury, Agency/GSE securities, or money market funds	Repos		unless otherwise specified
KEEP $10M LIQUID AT ALL TIMES, WITH $5M WITHIN 30 DAYS AND $5M WITHIN 60 DAYS

Schedule 5.09 Environmental Matters
None

Schedule 5.13 Subsidiaries; Equity Interests
Athena Net India, PVT

Schedule 5.17 Intellectual Property Matters
Patent Applications

Application
Patent Description	Country	Number	Filing Date	Status
Practice Management and Billing Automation System	USA	09/921,654	8/3/2001	Pending

Sharing Medical Information	USA	11/771,285	6/29/2007	Pending

Automated Configuration of Medical Practice Management Systems	USA	11/779,926	7/19/2007	Pending

Medical Image Annotation	USA	11/514,469	9/1/2006	Pending

Medical Practice Benchmarking	USA	11/851,811	9/7/2007	Pending

Medical Document Attachment Handling	USA	11/590,255	10/31/2006	Pending

System and Method for Providing Sponsor-Branded Messages to Patients	USA	10/937,482	9/9/2004	Pending

Methods & Apparatus for Automated Image Classification	USA	12/138,181	6/12/08	Pending
Trademarks

		Registration	Registration
Trademark Description	Country	Date	Number	Status
ATHENANET*	USA	7/15/2003	2737126	Active

ATHENAHEALTH*	USA	7/15/2003	2737212	Active

“RUN A PRACTICE NOT AN OBSTACLE COURSE”	USA	5/1/07	3236875	Active

OLIVE BRANCH (DESIGN)	USA	1/30/2007	3203737	Active

ATHENA HEALTHCARE, INC. (AND DESIGN)	USA	8/21/2007	3281180	Active

Copyrights

Date of
Titles	Country	Recordation	Copyright No.
athenaNet (computer code) TXu	U.S.A.	03/07/2006	V3535D585
726-591 (1999)
athenaNet (version 9.1.2)
Hydra. DCR 2000
Appraisal tracker. DCR 2003
AthenaWiki. DCR 2003
Rule tracker. DCR 2001
Payor set-up guide. DCR 2001
Employee directory. DCR 2003
Performance grid. DCR 2005
Fee manager. DCR 2000
athenaCRM

AthenaNet : computer code. TXu	U.S.A.	10/05/2006	V3543D383
726-591 (1999)

AthenaNet / TXu 726-591 (1999)	U.S.A.	11/21/2003	V3504D403

AthenaNet	U.S.A.	7/19/1999	TXu000726591

Schedule 6.12 Guarantors
N/A

Schedule 7.02 Existing Indebtness

	Type of	Amount of Indebtedness as of
Payee	Indebtedness	8/31/08
Bank of America, N.A.	Equipment Line	$2,194,742.06

Presidents & Fellows of Harvard	Rent Loan	$750,586.08

Presidents & Fellows of Harvard	Construction Loan	$2,740,455.30

Schedule 7.09 Burdensome Agreements
N/A

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
athenahealth, Inc.
311 Arsenal Street
Watertown, Massachusetts 02472
Attention: Carl Byers, Chief Financial Officer
Telephone: 617 - 402 - 1113
Telecopier: 617 - 402 - 1099
Electronic Mail: cbyers@athenahealth.com
Website Address: www.athenahealth.com
U.S. Taxpayer Identification Number: 04-3387530
With a copy to:
athenahealth, Inc.
311 Arsenal Street
Watertown, Massachusetts 02472
Attention: Dan Orenstein, General Counsel
Telephone: 617 - 402 - 1397
Telecopier: 617 - 402 - 1099
Electronic Mail: dorenstein@athenahealth.com
Website Address: www.athenahealth.com
With a copy to (which in itself shall not constitute notice):
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
Attention: Mark D. Smith
Telephone: 617 - 570 - 1750
Telecopier: 617 - 523 - 1231
Electronic Mail: marksmith@goodwinprocter.com
Website Address: www.goodwinprocter.com

ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments):
Bank of America, N.A.
Healthcare & Institutions
100 Federal Street
Boston, Massachusetts 02110
Attention: Client Service Center
Telephone: 800 - 447 - 5592
Telecopier: 888 - 841 - 8160
Wiring Instructions:
Bank of America, N.A.
ABA #0206009593
Company #493
Account No.: 1093601001000
Attn: Commercial Credit Services
For further credit: athenahealth 17/33614
Requests for Credit Extensions and Other Notices as Administrative Agent:
Bank of America, N.A.
Healthcare & Institutions
MA5-100-07-01
100 Federal Street
Boston, Massachusetts 02110
Attention: Linda Alto
Telephone: 617-434-1601
Telecopier: 617-434-3552
Electronic Mail: linda.e.alto@bankofamerica.com

3

EXHIBIT A
[FORM OF] COMMITTED LOAN NOTICE
Date:                                         ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among athenahealth, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests (select one):
☐ A Borrowing of [Revolving Credit][Term] Loans
☐ A conversion or continuation of [Revolving Credit][Term] Loans
1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of [Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.
          [The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.]1

[1]	Include this sentence in the case of a Revolving Credit Borrowing.

          The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (c) shall be satisfied on and as of the date of the applicable Credit Extension.

ATHENAHEALTH, INC.

By:
Name:
Title:

EXHIBIT B
[FORM OF] SWING LINE LOAN NOTICE
Date:                               ,

To :	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among athenahealth, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:
1.	On (a Business Day).

2.	In the amount of $ .
          The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.
          The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and (c) shall be satisfied on and as of the date of the applicable Credit Extension.

ATHENAHEALTH, INC.,

By:
Name:
Title:

EXHIBIT C-1
[FORM OF] TERM NOTE
                              ,
          FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                                              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
          The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.
          This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

ATHENAHEALTH, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT C-2
[FORM OF] REVOLVING CREDIT NOTE
                              ,
          FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                                              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.
          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

ATHENAHEALTH, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT D
[FORM OF] COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To:     Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among athenahealth, Inc., a Delaware corporation (the “Borrower), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
          The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                              of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial
statements]
          1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial
statements]
          1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
          2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
          3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
          [to the knowledge of the undersigned after diligent investigation, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
          [to the knowledge of the undersigned after diligent investigation, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
          4. The representations and warranties of the Borrower contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
          5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,                     .

ATHENAHEALTH, INC.

By:

Name:
Title:

For the Quarter/Year ended                                         ,
(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
I.	Section 7.11(a) — Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness[1] at Statement Date		$

B.	Consolidated EBITDA for Measurement Period ending on the Statement Date:

	1.	Consolidated Net Income:	$

	2.	Consolidated Interest Charges:	$

	3.	Federal, state, local and foreign income taxes payable:	$

	4.	Depreciation expense:	$

	5.	Amortization expense:	$

	6.	Other non-recurring non-cash reductions of Consolidated Net Income:	$

	7.	Non-cash stock-based compensation expenses:	$

	8.	Federal, state, local and foreign Income Tax credits:	$

	9.	Non-cash increases to Consolidated Net Income:	$

	10.	Consolidated EBITDA (Sum of Lines I.B.1 through I.B. 7
		minus Lines I.B.8 and I.B.9):	$

C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.10):		to 1

Maximum permitted:
Maximum Consolidated Leverage Ratio

[1]	Shall include Capitalized Leases, letters of credit, etc. as provided for in the definition of Consolidated Funded Indebtedness and Indebtedness.

Closing Date and for each	3.00:1.00
Measurement Period
thereafter:

Compliance	☐ Yes	☐ No
II.	Section 7.11(b) — Consolidated Fixed Charge Coverage Ratio for Measurement Period ending on the Statement Date.

A.	Consolidated EBITDA (Line I.B.10 above):	$

B.	Capital Expenditures for property, plant and equipment or
	software:	$

C.	Federal, state, local and foreign income taxes paid in cash:	$

D.	Consolidated Interest Charges:	$

E.	Scheduled principal payments, etc.:	$

F.	Restricted Payments, etc.:	$

G.	Consolidated Fixed Charge Coverage Ratio (Line II.A minus the sum of Line II.B and Line II.C ÷ the sum of Line II.D, Line II.E and Line II.F):

Minimum required:

Minimum Consolidated Fixed
Measurement Period Ending	Charge Coverage Ratio
Closing Date through	1.35:1.00
December 31, 2008

March 31, 2009	1.50:1.00

June 30, 2009 through	1.75:1.00
September 30, 2009

December 31, 2009 through	2.00:1.00
March 31, 2010

June 30, 2009 and thereafter	2.50:1.00

Compliance	☐ Yes ☐ No

III.	Section 7.12 — Capital Expenditures.

A.	Capital Expenditures made during fiscal year to date:	$

B.	Maximum permitted Capital Expenditures:

Fiscal Year	Amount
2008	$14,500,000
2009	$13,500,000
2010	$13,500,000
2011	$17,500,000
2012	$23,500,000

C.	Excess (deficient) for covenant compliance
	(Line III.B — III.A):	$

Compliance ☐ Yes ☐ No

For the Quarter/Year ended                                          (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDA	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income

+ Consolidated Interest Charges

+ income taxes

+ depreciation expense

+ amortization expense

+ non-recurring non-cash expenses

+ non-cash stock-based compensation expenses

- income tax credits

- non-cash income

= Consolidated EBITDA

EXHIBIT E-1
[FORM OF] ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
          1. Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower:	ATHENAHEALTH, INC.

4. Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	Credit Agreement, dated as of September 30, 2008 among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6. Assigned Interest:

			Aggregate	Amount of	Percentage
			Amount of	Commitment	Assigned of
		Facility	Commitment/Loans	/Loans	Commitment/		CUSIP
Assignor[s][6]	Assignee[s][7]	Assigned[8]	for all Lenders[9]	Assigned	Loans[10]		Number
			$	$		%

			$	$		%

			$	$		%

               [7. Trade Date:                                          ]11

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Commitment”, etc.).

[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                         , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:
Consented to and Accepted:
BANK OF AMERICA, N.A., as
  Administrative Agent[, L/C Issuer][ and
Swing Line Lender]

By:
Name:
Title:

[Consented to:

[BORROWER][12]

By:
Name:
Title:]

[LENDER]

By:
Name:
Title:

[12]	Not required if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section ___thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts (without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive law of any other state).

EXHIBIT E-2
[FORM OF] ADMINISTRATIVE QUESTIONNAIRE
CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name:	ATHENAHEALTH, INC.
$                                                        Type of Credit Facility
II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement YES NO

•	Coming in via Assignment YES NO

III. Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

Does Secondary Operations Contact need copy of notices? ___YES ___NO

1

EXHIBIT E-2
[FORM OF] ADMINISTRATIVE QUESTIONNAIRE
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)
VIII. Lender’s Fed Wire Payment Instructions:
Pay to:

(Bank Name)

(ABA#)	(City/State)

(Account #)	(Account Name)

(Attention)

2

EXHIBIT E-2
[FORM OF] ADMINISTRATIVE QUESTIONNAIRE
CONFIDENTIAL
IX. Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN):                   -
Tax Withholding Form Delivered to Bank of America*:
           W-9

           W-8BEN

           W-8ECI

           W-8EXP

           W-8IMY
NON-U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

3

EXHIBIT E-2
[FORM OF] ADMINISTRATIVE QUESTIONNAIRE
CONFIDENTIAL
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found at this link:
X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A. ABA # 026009593 New York, NY Acct. # Attn: Corporate Credit Services Ref: Name of Facility

4

EXHIBIT F
[FORM OF]
CONTINUING GUARANTY
     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to ATHENAHEALTH, INC., a Delaware corporation (the “Borrower”) by (a) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) from time to time party to that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, modified and otherwise in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent, and (b) the other Secured Parties (as defined in the Credit Agreement), each of the undersigned (whether one or more, collectively referred to herein as the “Guarantor”, and if more than one jointly and severally) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) to the Administrative Agent, for the benefit of itself and the other Secured Parties, as follows:
     1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meaning provided therefor in the Credit Agreement.
     2. Guaranty. The Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
     3. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Secured Party) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     4. Rights of the Administrative Agent and the other Secured Parties. The Guarantor consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.
     5. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Loan Party, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Secured Party) of the liability of any Loan Party; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     6. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.
     7. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
     8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.
     9. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to the Guarantor as subrogee of the Administrative Agent or any other Secured Party or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations (other than Contingent Indemnity Obligations) and until any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. If the Administrative Agent so requests, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.
     10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Administrative Agent.
     11. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Administrative Agent’s and other the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Administrative Agent and the other Secured Parties in any proceeding any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Administrative Agent or any other Secured Party or any term or provision thereof.
     13. Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Loan Party such information concerning the financial condition, business and operations of the Borrower and any such other Loan Party as the Guarantor requires, and that the Administrative Agent and the other Secured Parties have no duty, and the Guarantor is not relying on the Administrative Agent and the other Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Loan Party (the Borrower and each such Loan Party waiving any duty on the part of the Administrative Agent and the other Secured Parties to disclose such information and any defense relating to the failure to provide the same).
     14. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent or any other Secured Party may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Administrative Agent or any other Secured Party.
     15. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any of its Organizational Documents, any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.
     16. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Administrative Agent and the other Secured Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the other Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Administrative Agent or any other Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     17. Governing Law; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
     18. Dispute Resolution. Each of the parties hereto agree that Section 10.15 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.
     19. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     20. Notices, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 10.02 of the Credit Agreement and, in the case of each Guarantor, to such Guarantor in care of the Borrower.
     21. Additional Guarantors. Subsidiaries of the Borrower (each, an “Additional  Guarantor”) may hereafter become parties to this Guaranty by executing and delivering to the Administrative Agent as provided in §6.12 of the Credit Agreement, for the benefit of the Secured Parties, a supplement or joinder to this Guaranty or a supplemental Guaranty (each a “Guaranty Supplement”), in each case, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional Guarantor, such Additional Guarantor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Guarantor had executed this Guaranty as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional Guarantor’s obligations hereunder. The Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition of an Additional Guarantor or the release of another Guarantor hereunder nor by any election of the Administrative Agent not to cause any Person to become an Additional Guarantor.
     22. Loan Document Terms. The Guarantor shall at all times comply with the covenants and other obligations, including the Obligations, applicable to it under the Credit Agreement and each other Loan Document, and each such covenant and other obligation is hereby incorporated by reference and made a part hereof.
[Remainder of Page Left Intentionally Blank]

Executed this ___. day of                                         , 20__

[GUARANTOR], as Guarantor
By:
Name:
Title:

EXHIBIT G
[FORM OF]
SECURITIES PLEDGE AGREEMENT
     This SECURITIES PLEDGE AGREEMENT (this “Agreement”) is made as of                      ___, 20___, by and between ATHENAHEALTH, INC., a Delaware corporation (the “Borrower”), each other party as shall from time to time become a party hereto (each such other party and the Borrower being hereinafter referred to, individually, as a “Pledgor” and, collectively, as the “Pledgors”) and BANK OF AMERICA, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Credit Agreement, dated as of September 30, 2008 (as amended, restated, modified and otherwise in effect from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent.
     WHEREAS, each Pledgor is the direct legal and beneficial owner of all of the issued and outstanding capital stock and all of the units of outstanding membership interests, partnership interests or other equity interests, as the case may be (other than the one share in Athena India issued or to be issued to PSS World Medical Inc. and, if applicable, directors’ qualifying shares of any Foreign Subsidiary to the extent required by applicable Law), of each of the entities opposite such Pledgor on Annex A hereto (the “Subsidiaries”); and
     WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to and the L/C Issuer issuing, extending or renewing Letters or Credit for the benefit of the Borrower under the Credit Agreement that the Pledgors execute and deliver to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a pledge agreement in substantially the form hereof; and
     WHEREAS, each Pledgor wishes to grant pledges and security interests in favor of the Administrative Agent, for the benefit of the Secured Parties, as herein provided;
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Pledge of Securities, etc.
     1.1. Pledge of Securities. Each Pledgor hereby pledges, collaterally assigns, grants a security interest in, and delivers to the Administrative Agent, for the benefit of the Secured Parties, all the right, title and interest of such Pledgor in and to all Securities (as hereinafter defined) of each of its Subsidiaries, whether now owned or hereafter acquired or arising, as more fully described on Annex A hereto, including without limitation, with respect to any Subsidiary which is a limited liability company or partnership, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to such Pledgor on account of its interest as a member or partner, as the case may be, in any of its Subsidiaries or in the nature of a management, investment banking or other fee paid or payable by any of the Subsidiaries to such Pledgor, (b) all of such Pledgor’s rights and interests under each of the partnership agreements or operating agreements, as applicable, including all voting and management rights and all rights to grant or withhold consents or approvals, (c) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of the Subsidiaries, (d) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a partner or the sole member of any Subsidiary of such Pledgor, and (e) all proceeds, income from, increases in and products of any of the foregoing to be held by the Administrative Agent, for the benefit of the Secured Parties, subject to the terms and conditions hereinafter set forth. The certificates for such Securities of its Subsidiaries, to the extent that such interests are represented by certificates, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by such Pledgor, have been delivered to the Administrative Agent. Notwithstanding the foregoing or any other provision of this Agreement, no Pledgor shall be required to pledge more than sixty-five percent (65%) of the Securities of any CFC.
     1.2. Additional Securities. In case any Pledgor shall acquire any additional Securities of any Subsidiary of such Pledgor or any newly-created or acquired Subsidiary or corporation, partnership, limited liability company or other entity which is the successor of any Subsidiary of such Pledgor, or any securities exchangeable for or convertible into Securities of any Subsidiary of such Pledgor, whether by purchase, stock dividend, stock split or otherwise, then such Securities shall be subject to the pledge, collateral assignment and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, under this Agreement and such Pledgor shall forthwith deliver to the Administrative Agent any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by such Pledgor in blank. Each Pledgor agrees that the Administrative Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or other equity interests at the time pledged with the Administrative Agent hereunder.
     1.3. Pledge of Cash Collateral Account. Each Pledgor also hereby pledges, collaterally assigns and grants a security interest in to the Administrative Agent, for the benefit of the Secured Parties, all the right, title and interest of such Pledgor in and to the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.
     1.4. Partnership Agreement and Operating Agreement Provisions. Each Pledgor hereby represents and warrants to the Administrative Agent that no provisions of the partnership agreement or operating agreement, as the case may be, of any Subsidiary of such Pledgor (a) prohibits, restricts, conditions or otherwise affects the grant hereunder of any lien on any of the Securities Collateral or any enforcement action which may be taken in respect of any such lien or (b) otherwise conflicts with the terms of this Agreement.

     2. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the UCC (as defined below) have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicates or requires, and the following terms shall have the following meanings:
     Cash Collateral. See Section 4.
     Cash Collateral Account. See Section 4.
     Securities. Includes the shares of stock, membership interests, partnership interests or other equity interests described in Annex A attached hereto and any additional shares of stock, membership interests, partnership interests or other equity interests at the time pledged with the Administrative Agent hereunder and the interests described in clauses (a)-(e) of Section 1.1 of this Agreement.
     Securities Act. See Section 7.3.
     Securities Collateral. The property at any time pledged to the Administrative Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral. The term does not include any income, increases or proceeds received by any Pledgor to the extent expressly permitted by Section 6.
     Time Deposits. See Section 4.
     UCC. The Uniform Commercial Code as the same may from time to time be in effect in the Commonwealth of Massachusetts (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     3. Security for Obligations. This Agreement and the security interest in and pledge of the Securities Collateral hereunder are made with and granted to the Administrative Agent, for the benefit of the Secured Parties, as security for the payment and performance in full of all the Obligations.
     4. Liquidation, Recapitalization, etc.
     4.1. Distributions Paid to Administrative Agent. Any sums or other property paid or distributed upon or with respect to any of the Securities, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6, be paid over and delivered to the Administrative Agent to be held by the Administrative Agent, for the benefit of the Secured Parties, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Securities or any property shall be distributed upon or with respect to any of the Securities, the property so distributed shall be delivered to the Administrative Agent, for the benefit of the Secured Parties, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Securities, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by any Pledgor shall, until paid or delivered to the Administrative Agent, be held in trust for the Administrative Agent, for the benefit of the Secured Parties, as security for the payment and performance in full of all of the Obligations.
     4.2. Cash Collateral Account. All sums of money that are delivered to the Administrative Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Administrative Agent or, if the Administrative Agent is not the depositary bank, to an interest bearing account in the name of the Administrative Agent, for the benefit of the Secured Parties, as customer with a depositary bank satisfactory to the Administrative Agent (any such account, whether maintained with the Administrative Agent or in the Administrative Agent’s name as customer being herein referred to as the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Administrative Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), that are satisfactory to the Administrative Agent after consultation with the applicable Pledgor, provided, that, in each such case, arrangements satisfactory to the Administrative Agent are made and are in place to perfect and to insure the first priority of the Administrative Agent’s security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the “Cash Collateral.”
     4.3. Pledgor’s Rights to Cash Collateral, etc. Except as otherwise expressly provided in Section 15, no Pledgor shall have the right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Administrative Agent to part with the Administrative Agent’s possession of any instruments or other writings evidencing any Time Deposits.
     5. Warranty of Title; Authority. Each Pledgor hereby represents and warrants that: (a) such Pledgor has good and marketable title to, and is the sole record and beneficial owner of, the Securities described in Section 1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement and as expressly permitted under the Credit Agreement, (b) all of the Securities described in Section 1 are validly issued, fully paid and non-assessable (or the foreign equivalent thereof, as applicable), (c) such Pledgor has full corporate, limited liability company or other necessary power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Securities Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting and enforcement (where applicable) of a security interest in the Securities Collateral hereunder have been duly authorized by all necessary corporate, limited liability company or other action and do not contravene any law, rule or regulation or any provision of such Pledgor’s charter documents, operating agreement, partnership agreement, by-laws or other governing document or of any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and (d) the information set forth in Annex A hereto relating to the Securities is true, correct and complete in all respects. Each Pledgor covenants that it will defend the rights of the Secured Parties and security interest of the Administrative Agent, for the benefit of the Secured Parties, in such Securities against the claims and demands of all other persons whomsoever. Each Pledgor further covenants that it will have the like title to and right to pledge and grant a security interest in the Securities Collateral hereafter pledged or in which a security interest is granted to the Administrative Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Administrative Agent and the other Secured Parties.
     6. Dividends, Voting, etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive all cash dividends paid in respect of the Securities, to vote the Securities and to give consents, waivers and ratifications in respect of the Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given by such Pledgor if the effect thereof could reasonably be expected to impair any of the Securities Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Notes or any of the other Loan Documents. All such rights of any Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of any Pledgor to vote and give consents, waivers and ratifications with respect to the Securities shall, at the Administrative Agent’s option, as evidenced by the Administrative Agent’s notifying the Pledgors of such election, cease in case an Event of Default shall have occurred and be continuing.
     7. Remedies.
     7.1. In General. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Administrative Agent deems expedient:

     (a) if the Administrative Agent so elects and gives notice of such election to the Pledgors, the Administrative Agent may exercise any management or voting rights relating to the Securities (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Administrative Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Administrative Agent its proxy and attorney-in-fact, with full power of substitution, to do so);
     (b) the Administrative Agent may demand, sue for, collect or make any compromise or settlement the Administrative Agent deems suitable in respect of any Securities Collateral;
     (c) the Administrative Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Securities Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Administrative Agent thinks expedient, all without demand for performance by such Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;
     (d) the Administrative Agent may cause all or any part of the Securities held by it to be transferred into its name or the name of its nominee or nominees; and
     (e) the Administrative Agent may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Administrative Agent.
     7.2. Sale of Securities Collateral. In the event of any sale or other disposition of the Securities Collateral as provided in clause (c) of Section 7.1 and to the extent that any notice thereof is required to be given by law, the Administrative Agent shall give to the Pledgors at least ten (10) days’ prior authenticated notice of the time and place of any public sale or other disposition of the Securities Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Pledgor hereby acknowledges that ten (10) days’ prior authenticated notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Administrative Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgors, to the fullest extent permitted by law). The Administrative Agent may buy or otherwise acquire any part or all of the Securities Collateral at any public sale or other disposition and if any part or all of the Securities Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Administrative Agent may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Administrative

Agent may apply the cash proceeds actually received from any sale or other disposition to the payment of the Obligations in accordance with Section 8.03 of the Credit Agreement. Only after such applications, and after payment by the Administrative Agent of any amount required by Section 9-608(a)(1)(C) or Section 9-615(a)(3) of the UCC, need the Administrative Agent account to the Pledgors for any surplus.
     7.3. [Deletion of Section 7.3 subject to review and confirmation by Bank]
     7.4. Private Sales. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale or other disposition of the Securities by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Administrative Agent agrees that any sale of the Securities shall be made in a commercially reasonable manner, and each Pledgor agrees to use its best efforts to cause the issuer or issuers of the Securities contemplated to be sold, to execute and deliver, and cause the directors (or other analogous persons) and officers of such issuer to execute and deliver, all at such Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Administrative Agent, advisable to exempt such Securities from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Administrative Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
     7.5. Pledgor’s Agreements, etc. Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary on the part of such Pledgor or with respect to the issuer of the Securities to make any sales of any portion or all of the Securities pursuant to this Section 7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against such Pledgor by the Administrative Agent and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
     8. Marshalling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Securities Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Administrative Agent’s rights hereunder and of the Administrative Agent and the other Secured Parties in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, such Pledgor hereby irrevocably waives the benefits of all such laws.
     9. Pledgor’s Obligations Not Affected. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Administrative Agent or any other Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Credit Agreement, any Note, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not such Pledgor shall have notice or knowledge of any of the foregoing, such Pledgor hereby generally waiving all suretyship defenses to the extent applicable.
     10. Transfer, etc., by Pledgors. Without the prior written consent of the Administrative Agent, no Pledgor shall sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Securities Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement and the other Loan Documents.
     11. Further Assurances. Each Pledgor will do all such acts, and will furnish to the Administrative Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Administrative Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Administrative Agent and the other Secured Parties hereunder, all without any cost or expense to the Administrative Agent or any other Secured Party. Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Securities Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. No Pledgor will permit to be effected any amendment or modification of the governing documents, by-laws, operating agreements, partnership agreements or other applicable organization documents of any of the Subsidiaries which would (or would be reasonably likely to) adversely affect the rights or remedies of the Administrative Agent hereunder or the value of the Securities Collateral. Without the prior written consent of the Administrative Agent, none of the Pledgors will cause or permit the membership interests or partnership or limited partnership interests of any such Pledgor in any Subsidiary which is a limited liability company or a partnership or limited partnership, as the case may be, to be evidenced by a certificate issued by such Subsidiary or to constitute a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which such Subsidiary is organized.
     12. Administrative Agent’s Exoneration. Under no circumstances shall the Administrative Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Securities Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Securities Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. Neither the Administrative Agent nor any other Secured Party shall be required to take any action of any kind to collect, preserve or protect its or any Pledgor’s rights in the Securities Collateral or against other parties thereto. The Administrative Agent’s prior recourse to any part or all of the Securities Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations. This Agreement constitutes a pledge of the Securities Collateral and any other applicable collateral hereunder only, and not an assignment of any duties or obligations of Pledgors with respect thereto, and by its acceptance hereof and whether or not the Administrative Agent shall have exercised any of its rights or remedies hereunder, none of the Administrative Agent or the other Secured Parties undertakes to perform or discharge, and none of the Administrative Agent or the other Secured Parties shall be responsible or liable for the performance or discharge of any such duties or responsibilities, including, without limitation, for any capital calls. Each Pledgor agrees that, notwithstanding the exercise by the Administrative Agent of any of its rights hereunder, such Pledgor shall remain liable nonetheless for the full and prompt performance of all of such Pledgor’s obligations and liabilities under any operating agreement, limited partnership agreement, or similar document evidencing or governing any units of membership interest or limited partnership interest in any limited liability company or limited partnership included in the Securities Collateral. Under no circumstances shall the Administrative Agent, any of the other Secured Parties or any holder of any of the Obligations as such be deemed to be a member, limited partner, or other equity owner of any of the Subsidiaries by virtue of the provisions of this Agreement unless expressly agreed to in writing by the Administrative Agent or such Secured Party or holder. Without limiting the generality of the foregoing, none of the Administrative Agent or the other Secured Parties shall have any fiduciary duty as such to Pledgors or any other equity owner of any of their Subsidiaries by reason of this Agreement, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until the Administrative Agent or such Secured Party is actually admitted to the applicable Subsidiary as a substitute member or substitute equity owner thereof after exercising enforcement rights under part 6 of Article 9 of the Uniform Commercial Code in effect in the applicable jurisdiction, or otherwise.
     13. Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be made in accordance with Section 10.01 of the Credit Agreement and with the consent of each other Pledgor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No act, failure or delay by the Administrative Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Administrative Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
     14. Notices, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 10.02 of the Credit Agreement and, in the case of each Pledgor, to such Pledgor in care of the Borrower.
     15. Termination. Upon final payment and performance in full of the Obligations (other than Contingent Indemnity Obligations) and the cancellation or termination of any commitment to extend credit under the Credit Agreement or any of the other Loan Documents, this Agreement shall terminate and the Administrative Agent shall, at the Pledgors’ request and expense, return such Securities Collateral in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Administrative Agent hereunder.
     16. Overdue Amounts. Until paid, all amounts due and payable by the Pledgors hereunder shall be a debt secured by the Securities Collateral and shall bear, whether before or after judgment, interest at the Default Rate set forth in the Credit Agreement.
     17. Pledgor Waiver. Each Pledgor hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or any collateral securing the Obligations all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, and all surety defenses generally.
     18. Registration and Filing. Each Pledgor (a) has caused each Subsidiary of such Pledgor to duly register the security interests granted hereby on the respective books of such Subsidiary, (b) has duly authorized or executed and caused any financing statements to be filed with respect to the Securities Collateral in such a manner and in such places as may be required by law in order to fully protect the rights of the Administrative Agent and the other Secured Parties hereunder, and (c) will cause any financing statements with respect to the Securities Collateral at all times to be kept recorded and filed at each of the respective Subsidiaries’ expense in such a manner and in such places as may be required by law in order to fully perfect the interests and protect the rights of the Administrative Agent and the other Secured Parties hereunder.
     19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
     20. Dispute Resolution. Each of the parties hereto agree that Paragraph 24 of the Security Agreement is incorporated herein, mutatis mutandis, as if a part hereof.
     21. Additional Pledgors. Subsidiaries of the Borrower (each, an “Additional Pledgor”) may hereafter become parties to this Agreement by executing and delivering a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional Pledgor, such Additional Pledgor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Agreement as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional Pledgor’s obligations hereunder.
     22. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon Each Pledgor and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns. Each Pledgor acknowledges receipt of a copy of this Agreement.
[Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, intending to be legally bound, each Pledgor and the Administrative Agent have caused this Agreement to be executed as of the date first above written.

ATHENAHEALTH, INC., as Pledgor

By:
Name:
Title:

Accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

     The undersigned Subsidiaries hereby join in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Administrative Agent and the applicable Pledgor in carrying out such provisions.

[SUBSIDIARY]

By:
Name:
Title:

ANNEX A TO PLEDGE AGREEMENT
None of the issuers has any authorized, issued or outstanding shares of its capital stock, membership interests, partnership interests or other equity interests of any class or any commitments to issue any shares of its capital stock, membership interests, partnership interests or other equity interests of any class or any securities convertible into or exchangeable for any shares of its capital stock, membership interests, partnership interests or other equity interests of any class except as otherwise stated in this Annex A.

Number
			Number of	of	Number of	Par or
	Record	Class of	Authorized	Issued	Outstanding	Liquidation
Issuer	Owner	Shares	Shares	Shares	Shares	Value

Record
Issuer	Owner	Interest	Percentage Interest

EXHIBIT H
FORM OF MORTGAGE
Please see attached.

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Bank of America, N.A.
Mail Code: MA5-100-07-01
100 Federal Street
Boston, MA 02110
Attn: Linda Alto

Space above this line for Recorder’s Use
MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
AGREEMENT AND FIXTURE FILING
          This Mortgage, dated as of September 30, 2008, is given by ATHENAHEALTH, INC., a Delaware corporation, as mortgagor (“Mortgagor”), to BANK OF AMERICA, N.A., a national banking association, as Trustee under that certain Collateral Trust Indenture dated as of September 30, 2008, by and between Mortgagor and Bank of America, N.A. and to be recorded herewith (in such capacity as Trustee, together with its successors and assigns, the “Mortgagee”), for the benefit of the Secured Parties under the Loan Agreement (as defined below). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Loan Agreement.
1. GRANT.
          1.1 The Property. For the purpose of securing payment and performance of the Secured Obligations defined in Section 2 below, Mortgagor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Mortgagee, upon the statutory mortgage condition for breach of which this Mortgage is subject to foreclosure as provided by law, with mortgage covenants and right of entry and possession, all estate, right, title and interest which Mortgagor now has or may later acquire in the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the “Property”):
               (a) The real property located at 1 Hatley Road, in the City of Belfast, County of Waldo, State of Maine, as described in Exhibit A hereto (the “Land”);
               (b) All buildings, structures, improvements, fixtures and appurtenances now or hereafter placed on the Land, and all apparatus and equipment now or hereafter attached in any manner to the Land or any building on the Land, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment (collectively, the “Improvements”);
               (c) All easements and rights of way appurtenant to the Land; all crops growing or to be grown on the Land (including all such crops following severance from the Land); all standing timber upon the Land (including all such timber following severance from the Land); all development rights or credits and air rights; all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and shares of stock pertaining to such water or water rights, ownership of which affect the Land; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Land;
               (d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions relating to the use and enjoyment of all or any part of the Land or the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing;
               (e) All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements, or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, whether or not such policies are required by Mortgagee, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or the other property described above or any part of them; and
               (f) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.
          1.2 Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing under Article 9A of the Maine Uniform Commercial Code, as amended or recodified from time to time, covering all right, title and interest of Mortgagor in and to any Property which now is or later may become a fixture attached to the Land or any building located thereon. The Mortgagor is the “Debtor” and its mailing address is set forth in Section 7.14 hereof. The Mortgagee is the “Secured Party” and its mailing address from which information relative to the security interest created hereby may be obtained is set forth in Section 7.14 hereof. The real property to which the fixtures relate is described in Exhibit A attached hereto, the record owner of which is the Mortgagor herein. The information provided in this Section 1.2 is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code as in effect in the State of Maine for a mortgage instrument to be filed as a financing statement.
2. THE SECURED OBLIGATIONS.
          2.1 Purpose of Securing. Mortgagor makes the grant, conveyance, transfer and assignment set forth in Section 1, makes the irrevocable and absolute assignment set forth in Section 3, and grants the security interest set forth in Section 4, all for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Mortgagee may choose:
               (a) Payment of all obligations of athenahealth, Inc., a Delaware corporation (“Obligor”) to the Secured Parties arising under the following instrument(s) or agreement(s) (collectively, the “Debt Instrument”):
                    (i) One or more Term Notes dated as of September 30, 2008, payable by Obligor as maker to the Term Lenders in the aggregate principal amount Six Million Dollars and 00/100 ($6,000,000.00).
                    (ii) One or more Revolving Credit Notes dated as of September 30, 2008, payable by Obligor as maker to the Revolving Credit Lenders in the aggregate principal amount of Fifteen Million Dollars and 00/100 ($15,000,000.00).
                    (iii) A certain Credit Agreement dated as of September 30, 2008, among Obligor, the Lenders, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, which provides for the making of Term Loans to Obligor from the Term Lenders in an aggregate principal amount of Six Million Dollars and 00/100 ($6,000,000.00), and the making of Revolving Credit Loans and Swing Line Loans from the Revolving Credit Lenders and the issuance of Letters of Credit for the account of the Obligor in an aggregate principal amount not exceeding Fifteen Million Dollars and 00/100 ($15,000,000.00) (the “Loan Agreement”).

                    (iv) The Loan Documents.
     This Mortgage also secures payment of all obligations of Obligor under the Debt Instrument which arise after the Debt Instrument is extended, renewed, modified or amended pursuant to any written agreement between Obligor and/or any of the Secured Parties, and all obligations of Obligor under any successor agreement or instrument which restates and supersedes the Debt Instrument in its entirety;
        (b) Payment and performance of all obligations of Mortgagor under this Mortgage, on the dates and in the amounts, respectively, as provided in the Loan Agreement or in this Mortgage, without relief from valuation and appraisement laws, and with attorneys’ fees; and
        (c) Payment of all future advances, contingent liabilities and protective advances, as such terms are defined in 33 M.R.S.A. Section 505, subject to the provisions of Section 2.3 below.
     This Mortgage does not secure any obligation which expressly states that it is unsecured, whether contained in the foregoing Debt Instrument or in any other document, agreement or instrument. Unless specifically described in subparagraph (a) above or otherwise agreed in writing, “Secured Obligations” shall not include any debts, obligations or liabilities which are or may hereafter be “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.
          2.2 Terms of Secured Obligations. All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Debt Instrument described in Paragraph 2.1(a) and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Debt Instrument which permit borrowing, repayment and reborrowing (if applicable), or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.
          2.3 Maximum Amount Secured. This Mortgage is an open-ended mortgage which secures existing indebtedness, “future advances,” “protective advances” and “contingent obligations,” as such terms are defined in 33 Maine Revised Statutes Annotated (“M.R.S.A.”) Section 505, as may be amended. The maximum aggregate amount of all debts or obligations secured by this Mortgage, including future advances, but excluding protective advances, shall not at any time exceed Twenty-One Million and 00/100 Dollars ($21,000,000.00). The maximum amount of contingent obligations secured hereby shall be Twenty-One Million and 00/100 Dollars ($21,000,000.00).
3. ASSIGNMENT OF RENTS.
          3.1 Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all rents, royalties, issues, profits, revenue, income and proceeds of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (collectively, the “Rents”), and confers upon Mortgagee the right to collect such Rents with or without taking possession of the Property. In the event that anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property, any sums that may become due and payable to Mortgagor as bonus or royalty payments, and any damages or other compensation payable to Mortgagor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Paragraph. THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.
          3.2 Grant of License. Notwithstanding the provisions of Paragraph 3.1, Mortgagee hereby confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Paragraph 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of the security for the Secured Obligations.
4. GRANT OF SECURITY INTEREST.
          4.1 Grant of Security Interest. Mortgagor grants to Mortgagee a security interest in, and pledges and assigns to Mortgagee, all of Mortgagor’s right, title and interest now or hereafter acquired in and to all of the following described personal property (collectively, the “Personalty”):
               (a) All tangible personal property of every kind and description, whether stored on the Land or elsewhere, including, without limitation, all goods, inventory, materials, supplies, tools, books, records, chattels, furniture, fixtures, equipment, and machinery, and which in all cases is (i) used or useful or acquired in connection with any construction undertaken on the Land or the maintenance of the Land and the Improvements, or (ii) affixed or installed, or to be affixed or installed, in any manner on the Land or the Improvements;
               (b) All crops growing or to be grown on the Land (including all such crops following severance from the Land); all standing timber upon the Land (including all such timber following severance from the Land); all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and shares of stock pertaining to such water or water rights, ownership of which affect the Land; and all architectural and engineering plans, specifications and drawings, and as-built drawings which arise from or relate to the Land or the Improvements;
               (c) All general intangibles and rights relating to the Property, including, without limitation, all permits, licenses and claims to or demands for the voluntary or involuntary conversion of any of the Land, Improvements, or other Property into cash or liquidated claims, proceeds of all present and future fire, hazard or casualty insurance policies, whether or not such policies are required by Mortgagee, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or other Property or any part of them;
               (d) All substitutions, replacements, additions, accessions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing, including, without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.
5. RIGHTS AND DUTIES OF THE PARTIES.
          5.1 Representations and Warranties. Mortgagor represents and warrants that Mortgagor lawfully possesses and holds fee simple title to all of the Land and the Improvements, subject only to the matters described in Schedule B, Section 1 of the loan policy of title insurance (the “Title Policy”) issued by Ticor Title Insurance Company to Mortgagee in connection with this Mortgage (the “Permitted Encumbrances”). Mortgagor will not, without the prior written consent of Mortgagee, modify, amend or supplement any of the Permitted Encumbrances, or impose or permit the imposition of any covenant, condition, restriction, servitude, easement, lien, charge or encumbrance upon the Property, or execute or file any subdivision plan affecting the Land.
          5.2 Taxes, Assessments, Liens and Encumbrances. Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. Mortgagor shall promptly discharge or bond over any lien on the Property which Mortgagee has not consented to in writing, and shall also pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now or hereafter encumbers or appears to encumber all or part of the Property, whether the lien, charge or encumbrance is or would be senior or subordinate to this Mortgage.
          5.3 Damages and Insurance and Condemnation Proceeds.
               (a) Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment (collectively, the “Claims”):
               (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;
               (ii) all other awards, claims and causes of action, arising out of any breach of warranty or misrepresentation affecting all or any part of the Property, or for damage or injury to, or defect in, or decrease in value of all or part of the Property or any interest in it;
               (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Property, whether or not such insurance policies are required by Mortgagee; and
               (iv) all interest which may accrue on any of the foregoing.
               (b) Mortgagor shall immediately notify Mortgagee in writing if:
               (i) any damage occurs or any injury or loss is sustained to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or
               (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.
If Mortgagee chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on breach of warranty or misrepresentation, or for damage or injury to, defect in, or decrease in value of all or part of the Property, and it may make any compromise or settlement of the action or proceeding. Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Mortgagor in adjusting any loss covered by insurance.
               (c) All proceeds of the Claims assigned to Mortgagee under this Paragraph shall constitute an Extraordinary Receipt and shall be applied in accordance with the provisions of Section 2.05(b) of the Loan Agreement.
          5.4 Insurance.
               (a) Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and the Property providing at least the following coverages:
               (i) Property Insurance. Insurance with respect to the Improvements and Personalty insuring against any peril now or hereafter included within the classification “Cause of Loss — Special Form” (sometimes referred to as “All Risk of Physical Loss”), together with an “Ordinance and Law” endorsement (or provisions if such coverage is automatically included in the policy form), in amounts at all times sufficient to prevent Mortgagee from becoming a co-insurer within the terms of the Policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements and Personalty, the term “full insurable value” to mean the actual replacement cost of the Improvements and Personalty (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Mortgagor (the “Replacement Cost”);
                    (ii) Liability Insurance. Commercial general liability insurance including bodily injury, death and property damage liability, insurance against third party claims, including all legal liability to the extent insurable and imposed upon Mortgagor and all court costs and legal fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are reasonably required by Mortgagee but in any event for a limit per occurrence of at least $3,000,000.00 and an annual general aggregate of at least $5,000,000.00. This requirement may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $3,000,000.00 per occurrence and $5,000,000.00 general aggregate for bodily injury and property damage liability;
                    (iii) Workers’ Compensation Insurance. Statutory workers’ compensation insurance with respect to any work on or about the Property by employees of Mortgagor;
                    (iv) Business Interruption. Business interruption and/or loss of “rental income” insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than twelve (12) months from the date of casualty or loss, containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personalty has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The term “rental income” means for purposes of this Section the sum of (A) the total then ascertainable Rents payable under the leases and (B) the total ascertainable amount of all other amounts to be received by Mortgagor from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied;
                    (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property (including “system breakdown coverage”) and insurance against loss of occupancy or use arising from any breakdown in such amounts as are required by Mortgagee;
                    (vi) Flood Insurance. If any of the Improvements are located in an area designated as Special Flood Hazard Area (SFHA) (an area having special flood, mudflow, or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map as Zone A, AO, A1-A30, AE, A99, AH, AR, AR/A, AR/AE, AR/AH, AR/AO, AR/A1-A30, V1-V30, VE, or V) per FEMA, flood insurance in an amount at least equal to the greater of (A) the Replacement Cost together with business interruption coverage and (B) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, as each may be amended (the “Flood Insurance Acts”); and

                    (vii) Builder’s Risk Insurance. At all times during which construction, repairs or alterations are being made with respect to the Improvements (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection 5.4(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 5.4(a)(i), (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;
             (b) All insurance provided for in Subsection 5.4(a) shall be for a term of not less than one (1) year and obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), and shall be issued by one or more other domestic primary insurer(s) having a general policy rating of A or better and a financial class of IX or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service). All insurers providing insurance required by this Mortgage shall be authorized and admitted to issue insurance in the State of Maine. The Policy referred to in Subsection 5.4(a)(ii) and (vii)(A) above shall name Mortgagee as an additional insured and the Policies referred to in Subsection 5.4(a)(i), (iv), (v), (vi) and (vii)(B), above shall provide that all proceeds be payable to Mortgagee. The Policies referred to in Subsections 5.4(a)(i), (v), (vi) and (vii)(B) shall have a deductible per loss in an amount acceptable to Mortgagee and shall also contain a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Mortgagee notwithstanding the negligent or willful acts or omission of Mortgagor; to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Mortgagee. All Policies shall contain (i) a provision that such Policies shall not be denied renewal, materially changed (other than to increase the coverage provided), cancelled or terminated, nor shall they expire, without at least thirty (30) days’ prior written notice to Mortgagee in each instance; and (ii) include effective waivers by the insurer of all claims for applicable premiums (“Insurance Premiums”) against any mortgagee, loss payees, additional insureds and named insureds (other than Mortgagor). Evidence of insurance with respect to all renewal and replacement Policies shall be delivered to Mortgagee not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which evidence shall bear notations evidencing payment of Insurance Premiums. Originals or evidence of such replacement Policies shall be delivered to Mortgagee promptly after Mortgagor’s receipt thereof but in any case within thirty (30) days after the effective date thereof. If Mortgagor fails to maintain and deliver to Mortgagee the original Policies or evidence of insurance required by this Mortgage, Mortgagee may procure such insurance at Mortgagor’s sole cost and expense. In addition, each policy of hazard insurance shall include a Form 438BFU or equivalent loss payable endorsement in favor of Mortgagee.
          5.5 Maintenance and Preservation of Property.
               (a) Mortgagor shall keep the Property in good condition and repair and shall not commit or allow waste of the Property. Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except with Mortgagee’s express prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.
               (b) If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Mortgagee agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Paragraph 5.3.
               (c) Mortgagor shall not commit or allow any act upon or use of the Property which would violate any applicable law or order of any governmental authority, whether now existing or later to be enacted and whether foreseen or unforeseen, or any public or private covenant, condition, restriction or equitable servitude affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under this Mortgage.
               (d) If Mortgagor’s interest in the Property is a leasehold interest, Mortgagor shall observe and perform all obligations of Mortgagor under any lease or leases and shall refrain from taking any actions prohibited by any lease or leases. Mortgagor shall preserve and protect the leasehold estate and its value.
               (e) If the Property is a condominium, Mortgagor shall observe and perform all obligations of Mortgagor under the recorded covenants, conditions, and restrictions applicable to the Property, and under the bylaws of the condominium association and any rules or regulations thereunder. As appropriate, the requirements under this Mortgage relating to maintenance of insurance and the preservation and maintenance of the Property may be performed by the condominium association on behalf of Mortgagor.
               (f) If the Property is agricultural, Mortgagor shall farm the Property in a good and husbandlike manner. Mortgagor shall keep all trees, vines and crops on the Property properly cultivated, irrigated, fertilized, sprayed and fumigated, and shall replace all dead or unproductive trees or vines with new ones. Mortgagor shall prepare for harvest, harvest, remove and sell any crops growing on the Property. Mortgagor shall keep all buildings, fences, ditches, canals, wells and other farming improvements on the Property in first class condition, order and repair.
               (g) Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.
          5.6 Releases, Extensions, Modifications and Additional Security. Without affecting the personal liability of any person, including Mortgagor (or Obligor, if different from Mortgagor), for the payment of the Secured Obligations or the lien of this Mortgage on the remainder of the Property for the unpaid amount of the Secured Obligations, Mortgagee may from time to time and without notice:
               (a) release any person liable for payment of any Secured Obligation;
               (b) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;
               (c) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;
               (d) alter, substitute or release any property securing the Secured Obligations;
               (e) consent to the making of any plat or map of the Property or any part of it;
               (f) join in granting any easement or creating any restriction affecting the Property;
               (g) join in any subordination or other agreement affecting this Mortgage or the lien of it; or
               (h) release the Property or any part of it from the lien of this Mortgage.
          5.7 Release. When all of the Secured Obligations have been paid in full and no further commitment to extend credit under the Loan Agreement continues, Mortgagee shall release the Property,

or so much of it as is then held under this Mortgage, from the lien of this Mortgage.
          5.8 Compensation and Reimbursement of Costs and Expenses.
               (a) Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage. Mortgagor shall also pay or reimburse all of Mortgagee’s costs and expenses which may be incurred in rendering any such services.
               (b) Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee to protect or preserve the Property or to enforce any terms of this Mortgage, including the exercise of any rights or remedies afforded to Mortgagee under Paragraph 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys’ fees and other legal costs, costs of any sale of the Property and any cost of evidence of title.
               (c) Mortgagor shall pay all obligations arising under this Paragraph immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises at the rate provided in any instrument or agreement evidencing the Secured Obligations. If more than one rate of interest is applicable to the Secured Obligations, the highest rate shall be used for purposes hereof.
          5.9 Exculpation and Indemnification.
               (a) Neither Mortgagee nor any of the Secured Parties shall be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:
                    (i) Mortgagee’s exercise of or failure to exercise any rights, remedies or powers granted to it in this Mortgage;
                    (ii) Mortgagee’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage;
                    (iii) Mortgagee’s failure to produce Rents from the Property or to perform any of the obligations of the lessor under any lease covering the Property;
                    (iv) any waste committed by lessees of the Property or any other parties, or any dangerous or defective condition of the Property; or
                    (v) any loss sustained by Mortgagor or any third party resulting from any act or omission of Mortgagee in operating or managing the Property upon exercise of the rights or remedies afforded Mortgagee under Paragraph 6.3, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.
Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee or any of the Secured Parties. Mortgagor further agrees that the acceptance, before the expiration of the right of redemption and after commencement of foreclosure proceedings of this Mortgage, of insurance proceeds, condemnation awards, Rents or anything else of value to be applied on or to the indebtedness secured by this Mortgage by Mortgagee, or any person or party holding under it and/or any of the Secured Parties, shall not constitute a waiver of such foreclosure, and this agreement by Mortgagor shall be that agreement referred to in 14 M.R.S.A. Section 6204, as may be amended, to prevent such waiver of foreclosure.
                (b) Mortgagor agrees to indemnify Mortgagee and each of the Secured Parties against and hold Mortgagee and each of the Secured Parties harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which Mortgagee or such Secured Party may suffer or incur in performing any act required or permitted by this Mortgage or by law or because of any failure of Mortgagor to perform any of its obligations. This agreement by Mortgagor to indemnify Mortgagee and the Secured Parties shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.
          5.10 Defense and Notice of Claims and Actions. At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.
          5.11 Representation and Warranty Regarding Hazardous Substances. Before signing this Mortgage, Mortgagor researched and inquired into the previous uses and ownership of the Property. Based on that due diligence, Mortgagor represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Property, except as Mortgagor has disclosed to Mortgagee and the Secured Parties in writing. Mortgagor further represents and warrants that Mortgagor has complied, and will comply and cause all occupants of the Property to comply, with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances (“Environmental Laws”). Mortgagor shall promptly, at Mortgagor’s sole cost and expense, take all reasonable actions with respect to any hazardous substances or other environmental condition at, on, or under the Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Property; or (iii) maintain the fair market value of the Property. Mortgagor acknowledges that hazardous substances may permanently and materially impair the value and use of the Property. “Hazardous substance” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.
          5.12 Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time, after giving reasonable notice to Mortgagor, to enter and visit the Property for the purposes of performing appraisals, observing the Property, taking and removing environmental samples, and conducting tests on any part of the Property. Mortgagor shall reimburse Mortgagee on demand for the costs of any such environmental investigation and testing. Mortgagee will make reasonable efforts during any site visit, observation or testing conducted pursuant this Paragraph to avoid interfering with Mortgagor’s use of the Property. Mortgagee is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Mortgagee will be solely for the purposes of protecting Mortgagee’s security and preserving Mortgagee’s rights under this Mortgage. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) (i) will result in a waiver of any default of Mortgagor; (ii) impose any liability on Mortgagee; or (iii) be a representation or warranty of any kind regarding the Property (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event Mortgagee has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Mortgagor or any other party, Mortgagor authorizes Mortgagee to make such a disclosure. Mortgagee may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in Mortgagee’s judgment. Mortgagor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to Mortgagor by Mortgagee or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Mortgagor) by Mortgagor without advice or assistance from Mortgagee.
6. ACCELERATING TRANSFERS, DEFAULT AND REMEDIES.
          6.1 Accelerating Transfers
               (a) “Accelerating Transfer” means any sale, lease, conveyance, encumbrance, or other transfer, whether voluntary, involuntary, by operation of law or otherwise, of all or any material part of the Property or any interest in it, including any transfer or exercise of any right to drill for or to extract any water (other than for Mortgagor’s own use), oil, gas or other hydrocarbon substances or any mineral of any kind on or under the surface of the Property. “Accelerating Transfer” also means at any time any “Change of Control” as defined in the Loan Agreement.
               (b) Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee’s express written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Paragraph 6.3 of this Mortgage.
          6.2 Events of Default. The occurrence of any one or more of the following events, at the option of Mortgagee, shall constitute an event of default (“Event of Default”) under this Mortgage:
               (a) Obligor fails to make any payment, when due, under the Debt Instrument (after giving effect to any applicable grace period), or any other default occurs under and as defined in the Debt Instrument or in any other instrument or agreement evidencing any of the Secured Obligations and such default continues beyond any applicable notice and cure period;
               (b) Mortgagor fails to make any payment or perform any obligation which arises under this Mortgage;
               (c) Mortgagor makes or permits the occurrence of an Accelerating Transfer in violation of Paragraph 6.1;
               (d) Any representation or warranty made by Mortgagor in connection with this Mortgage or the Secured Obligations proves to have been false or misleading in any material respect when made; or
               (e) Any default occurs under any other mortgage on all or any part of the Property, or under any obligation secured by such mortgage, whether such mortgage is prior to or subordinate to this Mortgage.
          6.3 Remedies. At any time after the occurrence of an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, as well as any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.
               (a) Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately.
               (b) Mortgagee may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

               (c) Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and in its own name or in the name of Mortgagor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Property; and preparing for harvest, harvesting and selling any crops that may be growing on the property. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments. Mortgagor agrees to deliver to Mortgagee all books and records pertaining to the Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Mortgagee in order to enable Mortgagee to exercise its rights under this Paragraph.
               (d) Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee’s sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted hereunder either with or without giving notice to any person.
               (e) Mortgagee may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Mortgage.
               (f) Mortgagee and/or the Secured Parties may exercise the remedies contained in the Debt Instrument or in any other instrument or agreement evidencing any of the Secured Obligations.
               (g) Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Mortgagee may sell the Personalty at a public sale to be held at the time and place specified in the notice of sale. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Mortgagee may choose to dispose of some or all of the Property, in any combination consisting of both personal property and real property, in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.
               (h) Mortgagee may foreclose this Mortgage under any legal method of foreclosure now or at such time existing, or under any applicable law, including without limitation, the STATUTORY POWER OF SALE, as set forth in 33 M.R.S.A. Section 501-A, as may be amended. Mortgagor warrants and represents that this Mortgage is given to secure a loan primarily for a business, commercial or agricultural purpose, that loan proceeds shall be used only for such purpose, and the Property is not the Mortgagor’s primary residence.
          6.4 Application of Sale Proceeds and Rents.
               (a) Mortgagee shall apply the proceeds of any sale of the Property in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs, fees and expenses of the sale, including costs of evidence of title in connection with the sale; and, second, to pay all other Secured Obligations in the order and proportions set forth in the Loan Agreement. The remainder, if any, shall be remitted to the person or persons entitled thereto.
               (b) Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of any sale of the Property which Mortgagee may receive or collect under Paragraph 6.3, in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver; and, second, to pay all other Secured Obligations in the order and proportions set forth in the Loan Agreement. The remainder, if any, shall be remitted to the person or persons entitled thereto. Mortgagee shall have no liability for any funds which it does not actually receive.
7. MISCELLANEOUS PROVISIONS
          7.1 No Waiver or Cure.
               (a) Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee’s consent to be obtained in any future or other instance.
               (b) If any of the events described below occurs, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage:
                         (i) Mortgagee, its agent or a receiver takes possession of all or any part of the Property;
                         (ii) Mortgagee collects and applies Rents, either with or without taking possession of all or any part of the Property;
                         (iii) Mortgagee receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under this Mortgage;
                         (iv) Mortgagee makes a site visit, observes the Property and/or conducts tests thereon;

                    (v) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations;
                    (vi) Mortgagee or any receiver performs any act which it is empowered or authorized to perform under this Mortgage or invokes any right or remedy provided under this Mortgage.
          7.2 Powers of Mortgagee. Mortgagee may take any of the actions permitted under Paragraphs 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.
          7.3 Intentionally Omitted.
          7.4 Merger. No merger shall occur as a result of Mortgagee’s acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.
          7.5 Joint and Several Liability. If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor’s obligations under this Mortgage.
          7.6 Applicable Law. This Mortgage shall be governed by the laws of the State of Maine.
          7.7 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Paragraph does not waive the provisions of Paragraph 6.1.
          7.8 Dispute Resolution Provision. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.” This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.
               (a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Mortgagee involved in the servicing, management or administration of any obligation described or evidenced by this agreement.
               (b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state.
               (c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, Mortgagee may designate another arbitration organization with similar procedures to serve as the provider of arbitration.
               (d) The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.
               (e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.
               (f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
               (g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
               (h) Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.
               (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
          7.9 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. The Exhibits to this Mortgage are hereby incorporated in this Mortgage.
          7.10 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel to the extent permitted by applicable law.
          7.11 Waiver of Marshaling. Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to direct the order in which any of the Property will be sold in the event of any sale under this Mortgage. Each successor and assign of Mortgagor, including any holder of a lien subordinate to this Mortgage, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.
          7.12 Waiver of Homestead. Mortgagor hereby abandons and waives all claims of homestead on the Property and does hereby forever release and discharge the Property from any and all claims of homestead.
          7.13 Severability. If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.
          7.14 Notices. Mortgagor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Mortgagor as debtor under the Uniform Commercial Code. Mortgagee’s address given below is the address for Mortgagee as secured party under the Uniform Commercial Code.

Addresses for Notices to Mortgagor:	athenahealth, Inc.
311 Arsenal Street
Watertown, MA 02472
Attn:

Address for Notices to Mortgagee:	Bank of America, N.A.
Mail Code: MA5-100-07-01
100 Federal Street
Boston, MA 02110
Attn: Linda Alto
          7.15 Statutory Condition. THIS MORTGAGE is on the STATUTORY CONDITION and upon the further condition of full and seasonable compliance of the Mortgagor with all of the preceding terms, conditions, covenants and agreements, for any breach of which (a) the Mortgagor shall be in default hereunder; and (b) the Mortgagee shall have the right to foreclose this Mortgage under any legal method of foreclosure in existence at the time or now existing, or under any other applicable law, including, without limitation, the STATUTORY POWER OF SALE, which is expressly incorporated herein by reference, to the extent authorized or allowed by any present or future law of the State of Maine.
          Mortgagor confirms and acknowledges its understanding that, pursuant to 10 M.R.S.A. Section 1146(2), to the extent applicable, in order to maintain an action against Mortgagee with respect to a promise, contract or agreement to lend money, extend credit, forebear from collection of a debt or make any other accommodation for the repayment of a debt, such promise, contract or agreement (or some memorandum or note thereof) must be both (a) in writing, and (b) signed by Mortgagee.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written, intending to create an instrument executed under seal.

MORTGAGOR:
ATHENAHEALTH, INC.,
a Delaware corporation

By: Name:	/s/ Jonathan Bush Jonathan Bush
Title:	President & CEO

COMMONWEALTH OF MASSACHUSETTS	)
) SS:
COUNTY OF Middlesex	)
     On this 27th day of September, 2008, before me the undersigned notary public, personally appeared Jonathan Bush, proved to me through satisfactory evidence of identification, which was a personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Pres & CEO of athenahealth, Inc. a Delaware corporation.

/s/ Emily Keith

Notary Public
Name: Emily Keith

My Commission Expires: 2/1/13
[Mortgage]

EXHIBIT A TO MORTGAGE
     Exhibit A to MORTGAGE dated as of September 30, 2008, given by athenahealth, Inc., as “Mortgagor”), to Bank of America, N.A., a national banking association, as Trustee, as “Mortgagee”.
Description of Property
(see pages attached hereto)

EXHIBIT “A”
LEGAL DESCRIPTION
Parcel One
A certain lot or parcel of land situated on the southerly side of Belmont Avenue (Route 3), the westerly side of U.S. Route 1 By-Pass, and the northerly side of Route 52, in the Town of Belfast, County of Waldo, and State of Maine, being more particularly described as follows:
Beginning at a 5/8 inch rebar on the new southerly right-of-way line of Belmont Avenue as shown on a plan titled “State of Maine Department of Transportation Right of Way Map D.O.T. File No. 14-175” dated April 2004 and recorded in Plan Book 20, Pages 187-190 of the Waldo County Registry of Deeds and at the northwest corner of land of Dutch Chevrolet, Inc. (remainder of Book 638, Page 436).
THENCE S 00°07’37” E along said land of Dutch Chevrolet, Inc., a distance of 284.83 feet to a 5/8 inch rebar capped “COFFIN”.
THENCE S 81°40’ 15” E along said land of Dutch Chevrolet, Inc., a distance of 182.54 feet to a 5/8 inch rebar.
THENCE southwesterly partially along a stone wall and along said land of Dutch Chevrolet, Inc. to a 5/8 inch rebar found capped “1289-1291” at a corner in said stone wall. The tie line along this course is S 16°57’38” W and 470.36 feet.
THENCE S 83°32’37” E along a stone wall and land of Dutch Chevrolet, Inc. as described in Book 638, Page 436, Book 621, Page 34, and Book 621, Page 37 of the Waldo County Registry of Deeds, a distance of 463.61 feet to a 5/8 inch rebar found capped “1289” on the westerly right-of-way line of U.S. Route 1 By-Pass.
THENCE southerly along said westerly right-of-way line of U.S. Route 1 By-Pass and along a curve concave to the east having a radius of 4397.19 feet and an arc length of 1424.13 feet to a 5/8 inch rebar at the intersection of said westerly right-of-way line and the apparent northerly right-of-way line of Route 52. The chord of this curve bears S 07°03’10” E and 1417.91 feet.
THENCE westerly along said apparent northerly right-of-way line of Route 52 a distance of 235.48 feet. The tie line along this course is S 53°41’32” W and 235.48 feet.
THENCE S 51°06’23” W along said apparent northerly right-of-way line of Route 52 a distance of 157.60 feet to a 40 inch maple tree at the most easterly corner of land of Ruth B. Woodward as described in a deed recorded in Book 454, Page 241 of the Waldo County Registry of Deeds.
THENCE N 40°46’29” W along said land of Woodward a distance of 10.00 feet to a 5/8 inch rebar found capped “COFFIN”.
THENCE continuing N 40°46’29” W along said land of Woodward a distance of 203.89 feet to a 1 inch iron rod found in a stone wall at the southeast corner of other land of Ruth B. Woodward as described in a deed recorded in Book 561, Page 149 of the Waldo County Registry of Deeds.
THENCE N 07°00’52” E along said other land of Woodward a distance of 65.93 feet to an iron rod found at the northeast corner of said other land of Woodward.
THENCE N 07°00’52” E along other land of said Woodward as described in a deed recorded in Book 577, Page 337 of the Waldo County Registry of Deeds a distance of 33.12 feet to a 1 inch iron stake found.

THENCE N 83°20’27” W along said other land of Woodward (Book 577, Page 337), a distance of 925.46 feet to a 5/8 inch rebar found in a stone wall capped “COFFIN” at land of Matthew R, & Jacqueline L. Curry as described in a deed recorded in Book 691, Page 1172 of the Waldo County Registry of Deeds.
THENCE northerly partially along a stone wall and wire fence and along said land of Matthew R. & Jacqueline L. Curry to a 1-3/4 inch iron pipe found. The tie line along this course is N 10°45’22” W and 326.60 feet.
THENCE northerly partially along a stone wall and along land of Bracebridge Corporation as described in a deed recorded in Book 1619, Page 63 of the Waldo County Registry of Deeds to a 1-3/4 inch iron pipe found at the corner of a stone wall. The tie line along this course is
N 10°08’32” W and 645.76 feet.
THENCE northeasterly partially along a stone wall and remains of a wire fence and along land of Bracebridge Corporation as described in a deed recorded in Book 1623, Page 163 of the Waldo County Registry of Deeds to a 5/8 inch rebar found capped “COFFIN”. The tie line along this course is N 26°26’41“E and 502.35 feet.
THENCE northerly partially along a stone wall and along said land of Bracebridge Corporation (Book 1623, Page 163) and land of Ellsworth Falls Lumber Company as described in a deed recorded in Book 894, Page 10 of the Waldo County Registry of Deeds to a 5/8 inch rebar found with cap marked “COFFIN” at the southwest corner of land of Belfast River, LLC as described in a deed recorded in Book 2553, Page 16 of the Waldo County Registry of Deeds. The tie line            along this course is N 01°54’49” W and 489.44 feet.
THENCE S 82°48’19” E partially along a stone wall and along said land of Belfast River, LLC a distance of 302.88. feet to a 5/8 inch rebar found with cap marked “COFFIN”.
THENCE N 00°07’45” W along the easterly property line of said land of Belfast River, LLC, a distance of 31.38 feet to a 5/8 inch rebar found with cap marked “COFFIN” at the southwest corner of land of Belfast Route 3, LLC as described in a deed recorded in Book 2296, Page 212 of the Waldo County Registry of Deeds.
THENCE S 82°42’19” E along said land of Belfast Route 3, LLC a distance of 249.91 feet to a 5/8 inch rebar found with cap marked “COFFIN”.
THENCE N 00°07’37” W along said land of Belfast Route 3, LLC a distance of 247.08 feet to said new southerly right-of-way line of Belmont Avenue (Route 3). This corner being S 00°07’37” E a distance of 2.92 feet from a 5/8 inch rebar found with cap marked “COFFIN” at the northeast corner of said land of Belfast Route 3, LLC.
THENCE S 82°35’11” E along said new southerly right-of-way line of Belmont Avenue a distance of 100.93 feet back to the point of beginning.
MEANING and intending to describe 53.08 acres of land as shown on a plan titled “BANK OF AMERICA, BELFAST OPERATIONS CENTER, PHASE ONE CONVEYANCING PLAN” by Gartley & Dorsky Engineering & Surveying dated February 12, 2008.
Parcel Two
MEANING and intending to convey and hereby conveying the same land conveyed to MBNA Properties, Inc. (now Bracebridge Corporation) in the following deeds recorded in the Waldo County Registry of Deeds, excepting approximately 285 square feet of land adjacent to Belmont Avenue taken by the State of Maine for highway purposes as described in Book 2734, Page 182 of the Waldo County Registry of Deeds:
a.	Marcellus M. and Flora W. Williams to MBNA Properties, Inc., Book 1538, Page 282;

b.	James DeGraff to MBNA Properties, Inc., Book 1531, Page 53;

c.	James DeGraff to MBNA Properties, Inc., Book 1531, Page 55; and

d.	Dutch Chevrolet, Oldsmobile, Buick, Pontiac, Inc., to MBNA Properties, Inc., Book 1533, Page 165.
All directions are referenced to Magnetic North 1995. All 5/8 inch rebars are marked with red plastic surveyor’s cap stamped “G & D 2290-2391” unless otherwise noted.

EXHIBIT I
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
Please see attached.

[EXECUTION COPY]
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Intellectual Property Security Agreement”), dated as of September 30, 2008, is entered into by and between ATHENAHEALTH, INC., a Delaware corporation, (the “Borrower”), each other party as shall from time to time become a party hereto (each such party and the Borrower being collectively hereinafter referred to from time to time, as the “Grantors” and each, individually, as a “Grantor”), and BANK OF AMERICA, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Credit Agreement referred to below.
Statement of Facts
     A. Pursuant to the Credit Agreement, dated as of even date herewith, by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, modified and otherwise in effect from time to time, the “Credit Agreement”), the Lenders have agreed to make loans and otherwise extend credit to the Borrower and the L/C Issuer has agreed to issue, extend or renew letters of credit for the benefit of the Borrower (collectively, the “Advances”).
     B. In order to induce the Lenders to enter into the Credit Agreement and the other Loan Documents and to make Advances to the Borrower upon the terms and subject to the conditions contained in the Credit Agreement, each Grantor has agreed, upon the terms contained in the Credit Agreement, to grant to the Administrative Agent, for the benefit of the Secured Parties, continuing security interests in and Liens upon all Intellectual Property Collateral (as hereinafter defined) of such Grantor in order to secure all of the Obligations.
     C. Each Grantor has granted to the Administrative Agent, for the benefit of the Secured Parties, continuing security interests in and Liens upon all of the Intellectual Property Collateral of such Grantor pursuant to and upon the terms and conditions contained in the Credit Agreement and the Security Agreement, dated as of even date herewith, by and among the Grantors and the Administrative Agent (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”).
     D. Upon the terms contained in the Credit Agreement and the Security Agreement, each Grantor has agreed to execute and deliver to the Administrative Agent this Intellectual Property Security Agreement, which is supplemental to the Security Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby promises, covenants and unconditionally and irrevocably agrees with the Administrative Agent as follows:

     1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement or, if not defined therein, then in the Credit Agreement, and the following terms shall have (unless otherwise provided elsewhere in this Intellectual Property Security Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
          (a) “Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all copyrights (whether registered or unregistered), all registrations thereof; and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office (the “Copyright Office”) or in any similar office or agency of the United States or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
          (b) “Credit Agreement” shall have the meanings given to such terms in the Statement of Facts above.
          (c) “Intellectual Property Collateral” shall mean all of the right, title and interest of each Grantor in, to and under all of the following, whether presently existing or at any time or from time to time hereafter created, arising or acquired:
          (i) all of its Trademarks and all Trademark licenses to which it is a party, including, without limitation, all of those referred to in Schedule I hereto;
          (ii) all of its Patents and all Patent licenses to which it is a party, including, without limitation, all of those referred to in Schedule II hereto;
          (iii) all of its Copyrights and all Copyright licenses to which it is a party, including, without limitation, all of those referred to in Schedule III hereto;
          (iv) all divisions, reissues, continuations, extensions or renewals of each of the foregoing;
          (v) all goodwill of the businesses of each Grantor and of its Subsidiaries connected with the use of, or otherwise symbolized by, each Trademark, Trademark license, Patent, Patent license, Copyright and Copyright License; and
          (vi) all income, products and proceeds of each of the foregoing, including, without limitation, all claims by each Grantor against third parties for past, present or future (A) infringement or dilution of any Trademark or Trademark licensed under any Trademark license, (B) injury to any goodwill associated with any Trademark or any Trademark licensed under any Trademark license, (C) infringement of any Patent or any Patent licensed under any Patent license, (D) injury to any goodwill associated with any Patent or any Patent licensed under any Patent license, (E) infringement of any Copyright or any Copyright licensed under any Copyright license, or (F) injury to any goodwill associated with any Copyright or any Copyright licensed under any Copyright license.
          (d) “Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all issuances thereof, and all applications for letters patent of the United States or of any other country, including issuance and applications in the United States Patent and Trademark Office (the “PTO”) or in any similar office or agency of the United States or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.
          (e) “Security Agreement” shall have the meanings given to such terms in the Statement of Facts above.
          (f) “Trademarks” shall mean all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade dress, service marks, logos, other source or business identifiers, and other similar designations of source or origin (whether registered or unregistered), all registrations thereof; and all applications in connection therewith, including registrations and applications in the PTO or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.
     All other terms contained in this Intellectual Property Security Agreement shall, unless the context shall indicate otherwise, have the meanings provided for by the UCC to the extent that such other terms are used or defined therein. References to the Credit Agreement or Security Agreement include any amendment, modification, supplement, restatement, replacement or refinancing (in whole or in part) thereof, whether by way of increase or reduction to any of the Revolving Credit Commitments or the principal amount of any of the Advances, addition or elimination of any credit facilities thereunder, extension of any term, addition or deletion of any party thereto, or otherwise.
     2. Grant of Security Interests.
          (a) To secure the prompt and complete payment and performance of all and each of the Obligations, each Grantor hereby grants, collaterally assigns, mortgages, pledges, and hypothecates to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all of the right, title and interest of such Grantor to, in and under the Intellectual Property Collateral.

          (b) The grant of the security interest contained in Section 2(a) above shall not extend to, and the term “Intellectual Property Collateral” shall not include, any directly held general intangibles, now or hereafter held or owned by such Grantor, to the extent, in each case, that (i) a security interest may not be granted by such Grantor in such directly held general intangibles (including applications filed in the U.S. Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks) as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (ii) such consent has not been obtained.
          (c) The grant of the security interest contained in Section 2(a) above shall extend to, and the term “Intellectual Property Collateral” shall include, (i) any and all proceeds of such directly held general intangibles to the extent that the proceeds are not themselves directly held general intangibles subject to Section 2(b) above and (ii) upon any such applicable party or parties’ consent with respect to any otherwise excluded directly held general intangibles being obtained, thereafter such directly held general intangibles.
          (d) The provisions of Section 2(b) above shall not apply to (i) directly held general intangibles to the extent that the restriction on such Grantor granting a security interest therein is not effective under applicable law or (ii) payment intangibles.
     3. Covenants. Each Grantor covenants and agrees with the Administrative Agent as follows:
          (a) In the event that such Grantor shall file any application for the registration of any Trademark, Patent or Copyright with the PTO, the Copyright Office or any similar office or agency of the United States, any State thereof or any other jurisdiction, domestic or foreign, such Grantor shall (i) notify the Administrative Agent and (ii) promptly and upon request of the Administrative Agent, execute and deliver to the Administrative Agent a supplement hereto (in form and substance reasonably satisfactory to the Administrative Agent) to evidence Administrative Agent’s security interests in and Liens upon such Trademark, Patent or Copyright, and all of the general intangibles of such Grantor relating thereto or represented thereby.
          (b) Such Grantor shall take all actions necessary or appropriate to maintain and pursue each such application, to obtain the relevant registration and to maintain the registration of each of the Trademarks, Patents and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, except, in each case, as otherwise permitted or provided by the Security Agreement or otherwise consented to by the Administrative Agent.
     4. Security Agreement. The security interests and Liens granted by each Grantor to the Administrative Agent pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests and Liens granted by such Grantor to the Administrative Agent pursuant to the Security Agreement. Each

Grantor and the Administrative Agent expressly agree that each of the security interests and Liens granted under this Intellectual Property Security Agreement and the Security Agreement in the Intellectual Property Collateral are intended to be treated as a single security interest for purposes of Article 9 of the UCC and other applicable Law. The exercise by the Administrative Agent of any rights or remedies with respect to any of the Intellectual Property Collateral shall be deemed to be an exercise of such rights or remedies in connection with this Intellectual Property Security Agreement and also the Credit Agreement and the Security Agreement. In the event of any inconsistency between the terms and conditions of this Intellectual Property Security Agreement and the Credit Agreement and the Security Agreement, then the terms and conditions of the Credit Agreement and the Security Agreement shall prevail.
     5. Reinstatement. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective in the event that any petition shall be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.
     6. Notices, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 10.02 of the Credit Agreement and, in the case of each Grantor, to such Grantor in care of the Borrower.
     7. Governing Law. THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
     8. Dispute Resolution. Each of the parties hereto agree that Paragraph 24 of the Security Agreement is incorporated herein, mutatis mutandis, as if a part hereof.
     9. Expenses. In the event that any Grantor shall fail to comply with the provisions of this Intellectual Property Security Agreement or any other Collateral Document, such that the value of any Intellectual Property Collateral or the validity, perfection, rank or value of any Liens created hereunder is thereby materially diminished or potentially materially diminished or put at risk, the Administrative Agent may, but shall not be required to, effect such compliance on behalf of such Grantor, and the Grantors shall reimburse the Administrative Agent for all of the costs and expenses thereof on demand by the Administrative Agent.

     10. Counterparts; Integration; Effectiveness. This Intellectual Property Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Intellectual Property Security Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Intellectual Property Security Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Intellectual Property Security Agreement.
     11. Additional Grantors. Subsidiaries of the Grantors (each, an “Additional Grantor”) may hereafter become parties to this Intellectual Property Security Agreement by executing and delivering a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Upon such execution and delivery by any Additional Grantor, such Additional Grantor shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Intellectual Property Security Agreement as of the Closing Date, and the Administrative Agent, for itself and the benefit of the other Secured Parties, shall be entitled to all of the benefits of such Additional Grantor’s obligations hereunder. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition of an Additional Grantor or the release of another Grantor hereunder nor by any election of the Administrative Agent not to cause any Person to become an Additional Grantor.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Grantor has caused this INTELLECTUAL PROPERTY SECURITY AGREEMENT to be executed and delivered by its duly authorized officer or other representative as of the date first set forth above.

ATHENAHEALTH, INC., as Grantor
By:	/s/ Jonathan Bush
Name:	Jonathan Bush
Title:	President & CEO

[IP Security Agreement]

Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Linda E.C. Alto
Name: Linda E.C. Alto
Title: Senior Vice President
[IP Security Agreement]

SCHEDULE I
To
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     I. TRADEMARK REGISTRATIONS.

Mark	Reg. No.	Date
ATHENANET	2737126	07/15/2003
ATHENAHEALTH	2737212	07/15/2003
RUN A PRACTICE NOT AN OBSTACLE COURSE (Block letters)	3236875	05/01/2007
OLIVE BRANCH (Design only)	3203737	01/30/2007
ATHENA HEALTHCARE, INC. (and Design)	3281180	08/21/2007

II. TRADEMARK APPLICATIONS.

Mark	Reg. No.	Date

None.
III. TRADEMARK LICENSES.

Name of Agreement	Date of Agreement	Parties

None.

SCHEDULE II
To
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     I. PATENT REGISTRATIONS.

Patent Description	Patent No.	Issue Date

None.
II. PATENT APPLICATIONS.

Patent Description	Publ./Appl. No.	Pub./Filing Date
Practice management and billing automation system	09/921,654	8/3/2001
Sharing Medical Information	11/771,285	6/29/2007
Automated Configuration of Medical Practice Management Systems	11/779,926	7/19/2007
Medical image annotation	11/514,469	9/1/2006
Medical Practice Benchmarking	11/851,811	9/7/2007
Medical document attachment handling	11/590,255	10/31/2006
System and Method for Providing Sponsor-Branded Messages to Patients	10/937,482	9/9/2004
Methods & Apparatus for Automated Image Classification	12/138,181	6/12/08
III. PATENT LICENSES.

Name of Agreement	Date of Agreement	Parties

None.

SCHEDULE III
To
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     I. COPYRIGHT REGISTRATIONS.

Copyright	Copyright No	Registration Date
AthenaNet	TXu000726591	07/19/1999
athenaNet (computer code) TXu726-591 (1999) athenaNet (version 9.1.2)	V3535D585	03/07/2006
Hydra. DCR 2000
Appraisal tracker. DCR 2003
AthenaWiki. DCR 2003
Rule tracker. DCR 2001
Payor set-up guide. DCR 2001
Employee directory. DCR 2003
Performance grid. DCR 2005
Fee manager. DCR 2000 athenaCRM.
AthenaNet : computer code. TXu 726-591 (1999)	V3543D383	10/05/2006
AthenaNet / TXu 726-591 (1999)	V3504D403	11/21/2003
     II. COPYRIGHT APPLICATIONS.

Copyright	Application No.	Date

None.
     III. COPYRIGHT LICENSES.

Name of Agreement	Date of Agreement	Parties

None.

EXHIBIT J-1
FORM OF LEGAL OPINION OF COUNSEL TO LOAN PARTIES
Please see attached.

Goodwin Procter llp	t: 617.570.1000
Counselors at Law	f: 617.523.1231
Exchange Place	goodwinprocter.com
Boston, MA 02109
September 30, 2008
To the Administrative Agent and each Lender party
to the Credit Agreement referred to below
Ladies and Gentlemen:
     We have acted as counsel to athenahealth, Inc., a Delaware corporation (the “Borrower”), in connection with the Credit Agreement dated as of September 30, 2008 by and among the Borrower, Bank of America, N.A. as Administrative Agent, Swingline Lender and L/C Issuer and the other Lenders party thereto (the “Credit Agreement”). We are furnishing this opinion letter to you pursuant to Section 4.01(a)(viii) of the Credit Agreement. Capitalized terms that are defined in the Credit Agreement and not otherwise defined in this opinion letter are used in this opinion letter as so defined.
     The Credit Agreement, the Security Agreement, the IP Security Agreement, the Securities Pledge Agreement and the Revolving Credit Note and the Term Note being delivered by the Borrower today under the Credit Agreement are referred to collectively in this opinion letter as the “Credit Documents”.
     We have reviewed such documents (including without limitation (i) the Certificate of Incorporation of the Borrower (the “Charter”) certified by the Secretary of State of Delaware, (ii) the By-laws of the Borrower (the “By-laws”), certified by an officer of the Borrower and (iii) the Perfection Certificate of the Borrower dated as of the date hereof) together with the form of financing statement naming the Borrower as Debtor and the Administrative Agent as Secured Party to be filed by the Administrative Agent (the “Financing Statement”) and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on representations in the Credit Documents and certificates of officers of the Borrower.
     Our opinions regarding valid existence and good standing of the Borrower in numbered paragraph 1 are based solely on a certificate of the Delaware Secretary of State and, in the case of valid existence, a review of the Charter and an officer’s certificate confirming that the Borrower has taken no action looking to its dissolution.
     The opinions set forth below are limited to Massachusetts law, the Delaware General Corporation Law, the Delaware Uniform Commercial Code and the federal law of the United States.
     We express no opinion with respect to any Collateral, as defined in the Security Agreement, consisting of farm products or as-extracted collateral or with respect to the perfection of security interests in goods by the filing of fixture filings or the perfection of security interests in timber to be cut.

The Administrative Agent and each Lender
September 30, 2008

     Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
     1. The Borrower is validly existing as a corporation and in good standing under Delaware law and has the corporate power to execute and deliver the Credit Documents and the Mortgage and to perform its obligations thereunder.
     2. The Borrower has duly authorized, executed and delivered the Credit Documents and the Mortgage, and the Credit Documents constitute its valid and binding obligations enforceable against it in accordance with their terms.
     3. The execution and delivery by the Borrower of the Credit Documents and the Mortgage do not and the performance by it of its obligations thereunder will not (i) violate the Delaware General Corporation Law or any Massachusetts or federal statute, rule or regulation or (ii) result in a breach of, or constitute a default under, or result in the creation of a Lien or a right of acceleration under, the agreement listed in Schedule I to this opinion letter or (iii) violate the Charter or By-laws.
     4. No consent, approval, license or exemption by, order or authorization of, or filing, recording or registration with any Delaware governmental authority pursuant to the Delaware General Corporation Law or any Massachusetts or federal governmental authority is required to be obtained or made by the Borrower in connection with its execution and delivery of the Credit Documents or the Mortgage or the performance by it of its obligations thereunder.
     5. The Security Agreement creates in favor of the Administrative Agent, as security for all obligations of the Borrower purported to be secured in the Security Agreement, a security interest in the Collateral described therein to which Article 9 of the Uniform Commercial Code of Massachusetts (“UCC Article 9”) is applicable.
     6. The Pledge Agreement creates in favor of the Administrative Agent, as security for all obligations of the Borrower purported to be secured in the Pledge Agreement, a security interest in the Securities Collateral described therein to which UCC Article 9 is applicable.
     7. Upon the filing of the Financing Statement with the Secretary of State of Delaware, the Administrative Agent will have a duly perfected security interest in the Collateral described in the Security Agreement and the Securities Collateral described in the Pledge Agreement to which UCC Article 9 is applicable and in which a security interest may be perfected by the filing of a financing statement.
     8. The Pledge Agreement, together with the delivery of the certificates representing the shares of stock identified on Annex A to the Pledge Agreement (the “Pledged Securities”) to the Administrative Agent in the Commonwealth of Massachusetts, will create in favor of the Administrative Agent a perfected security interest under the UCC in the Pledged Securities.

The Administrative Agent and each Lender
September 30, 2008

Assuming that the Administrative Agent acquires possession of the Pledged Securities and neither the Administrative Agent nor any Lender has notice of any adverse claim to the Pledged Securities, and assuming that the Pledged Securities are registered in the name of the Administrative Agent or duly indorsed in the name of the Administrative Agent or in blank, the Administrative Agent will acquire its security interest in the Pledged Securities free of any adverse claims other than claims arising out of any agreements or restrictions noted on the Pledged Securities.
     9. The Borrower is not required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
     10. The making of the loans to the Borrower under the Credit Agreement and the application by the Borrower of the proceeds thereof as provided in the Credit Agreement will not result in a violation by the Borrower of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended.
     We are not representing the Borrower in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance by the Borrower of, the Credit Documents.
     Our opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
     We express no opinion as to the validity, binding effect and enforceability of provisions in the Credit Documents relating to the choice of forum for resolving disputes.
     This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
     This opinion letter is being furnished only to you for your use solely in connection with the Credit Agreement, and neither it nor the opinions it contains may be relied on without our prior written consent for any other purpose or by anyone else other than your assignees permitted by the Credit Agreement.
Very truly yours,

GOODWIN PROCTER llp

Schedule I
     1. Lease dated as of November 8, 2004, by and between President and Fellows of Harvard College as Landlord and the Borrower as Tenant

EXHIBIT J-1
FORM OF LEGAL OPINION OF LOCAL REAL ESTATE COUNSEL
Please see attached.

September 30, 2008
Bank of America, N.A.
100 Federal Street
Mail Code: MA5-100-07-01
Boston, MA 02110
Attn: Linda Alto

Re:	athenahealth, Inc.
Ladies and Gentlemen:
     We have acted as Maine counsel to athenahealth, Inc., a Delaware corporation (the “Borrower”) in connection with that certain Credit Agreement dated on or about the date hereof (the “Credit Agreement”), among Borrower, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, pursuant to which Borrower has obtained certain loans and extensions of credit (collectively, the “Loans”) in the aggregate principal amount of up to and including $21,000,000. We are delivering this opinion letter to you at the Borrower’s request. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
     In rendering the opinions expressed below, we have examined copies of that certain (i) Collateral Trust Indenture dated on or about the date hereof (the “Collateral Trust Agreement”) between Borrower as Grantor and Bank of America, N.A. as Trustee (in such capacity, referred to herein as the “Trustee”); and that certain (ii) Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated on or about the date hereof (the “Mortgage”) in favor of Trustee, encumbering certain land and improvements situated in the City of Belfast, Waldo County, Maine to be filed in the Waldo County Registry of Deeds (the “Registry of Deeds”).
     In connection with this opinion, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as copies; and (d) that the description of collateral in the Mortgage accurately and completely describes the collateral intended to be covered by each such Agreement.
     We express no opinion as to any law other than the laws and regulations of the State of Maine. In formulating our opinion we have made such examination of Maine law as we have deemed relevant for the purposes of this opinion, but have not made an independent review of the laws of any state or jurisdiction other than the State of Maine.
     In rendering the opinions set forth below, we have assumed, without investigation and with your concurrence, the following:
PORTLAND, ME      AUGUSTA, ME      PORTSMOUTH, NH      CONCORD, NH      BOSTON, MA

Bank of America
September 30, 2008

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (b) Borrower has the power and authority to own its properties and conduct its business as now conducted, to borrow the proceeds of the Loans and accept the benefits of the other obligations under the Loan Documents to which it is a party, and to execute, deliver and perform its obligations under the Loan Documents to which it is a party.
     (c) All necessary action has been taken by Borrower to authorize the borrowing under the Loan Documents and the terms and conditions thereof and the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and all necessary approvals, consents, and authorizations required from any party have been obtained. The individual or individuals who have executed the Loan Documents on behalf of Borrower have the legal capacity and the authority to bind Borrower to the terms and conditions of the Loan Documents.
     (d) The execution, delivery and performance of the Loan Documents and the borrowing and financial accommodations under the Loan Documents will not violate any order of any court or other agency of government, the governing documents of Borrower, any indenture, agreement or other instrument to which Borrower is a party or by which it or its property or assets is bound, will not be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument and will not violate any law of any jurisdiction other than the State of Maine;
     (e) Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized. The Loan Documents have been duly authorized, executed and accepted by Trustee to the extent required, and constitute legal and valid obligations of Trustee, enforceable in accordance with their terms; Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Loan Documents. The individual or individuals who have executed the Loan Documents on behalf of Trustee have the legal capacity and the authority to bind Trustee to the terms and conditions of the Loan Documents;
     (f) That the conduct of Trustee with respect to the administration and enforcement of each of the Loan Documents will comply with all requirements of good faith, fair dealing and conscionability;
     (g) That all factual representations made by the parties in the Loan Documents are accurate and complete;
     (h) Each of the Loan Documents has been duly and validly executed and delivered by Borrower and, except to the extent of the opinion set forth in Paragraph 1 below, the Loan Documents are the legal, valid, binding and enforceable obligations of all parties thereto and are in

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full force and effect, enforceable in accordance with the terms thereof and are not subject to avoidance.
     (i) The execution and delivery of the Loan Documents by all parties thereto will be free of, and we are not aware of the existence of, intentional or unintentional mistake, fraud, undue influence, duress, or criminal activity;
     (j) There are no bankruptcy or receivership cases or filings pending in any jurisdiction affecting Borrower or any of its properties or assets;
     (k) Lenders have advanced, or are obligated to advance on the terms thereof, or to otherwise make available to Borrower, the loans and financial accommodations set forth in the Credit Agreement;
     (l) The Mortgage and the Collateral Trust Indenture will be duly filed, indexed and recorded in the Registry of Deeds, with all fees, charges and taxes having been paid;
     (m) Borrower has good and marketable title to the “Property” (as defined in the Mortgage”), subject only to those matters that would not impact or affect the opinions set forth herein; and
     (n) Except for the Loan Documents and all other documents being delivered in connection therewith, there are no documents or agreements between Lenders and Borrower, that would expand or otherwise modify the respective rights and obligations of Lenders or Borrower, as set forth in the Loan Documents, or that would have an effect on the opinions rendered herein.
     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:
     1. The Mortgage is in proper form for recording under the laws of the State of Maine and is, under the laws of the State of Maine, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     2. The recording of the Mortgage in said Registry of Deeds is the only recordings or filings necessary to publish notice of and to the rights of the parties thereto and to perfect the mortgage liens created pursuant thereto to the extent the property described therein is comprised of real property.
     3. The Mortgage is in form sufficient to create a valid and enforceable lien under the laws of the State of Maine for the benefit of the Trustee in those elements of the Property constituting “fixtures” (“Fixtures”), as defined in the Uniform Commercial Code as in effect in the State of Maine on the date hereof (the “UCC”) that are attached to the real property described and encumbered by the Mortgage.

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     4. No recording tax, filing tax, documentary stamp, intangibles or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Mortgage, except for customary per page or per document filing and recording fees payable upon the recordation or filing of the Mortgage. Transfer of the land subject to the Mortgage upon power of sale foreclosure would require the payment of a transfer tax on the value of such real property conveyed, which tax is currently equal to $2.20 per thousand of value imposed on each of the seller and buyer (for a total of $4.40 per thousand of value). Transfer to a mortgagee as a deed in lieu of foreclosure or transfer to a mortgagee upon civil action foreclosure does not require the payment of a transfer tax. With respect to a transfer to a third party at a civil action foreclosure, a reduced transfer tax is payable based upon that portion of the proceeds of sale that exceeds the sums required to satisfy in full the claims of the mortgagee and all junior claimants originally made parties in interest in the proceedings or have subsequently intervened in proceedings,
     The opinions set forth above are subject to the limitations and qualifications set forth herein, including the following:
     A. We express no opinion with respect to title to any of the property purported to be conveyed by the Mortgage or with respect to the priority of any lien purported to be created by the Mortgage or the perfection of any such lien, except as expressly set forth herein, and we express no opinion as to the adequacy or accuracy of the description of any real or personal property in the Mortgage.
     B. We express no opinion as to the enforceability of the Mortgage or other Loan Documents, except as expressly set forth herein.
     C. We express no opinion as to the enforceability against third parties of provisions that purport to provide notice of and bind persons who acquire interest in the Property to the substantive terms of the Loan Documents, or that purport to incorporate by reference other terms and conditions not expressly contained in the recorded Loan Documents.
     D. The enforceability of the Mortgage may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, fraud, mutual mistake of fact, duress, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceedings in equity or at law and may be affected generally by applicable rules of law that:
•	limit or affect the enforcement of provisions of a contract that relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

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•	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

•	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or

•	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.
The said opinion as to enforceability of the documents referenced in Paragraph 1 above is also subject to the qualification that certain provisions contained in such documents may not be enforceable, but (subject to the limitations set forth in the foregoing sentence) such unenforceability will not render any of such documents invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.
     E. To the extent that the Mortgage purports to assign to Trustee any state or local permits or approvals, we render no opinion as to whether any such assignment is enforceable without the prior consent of the issuing authority.
     F. We express no opinion as to the enforceability of any provision in the Loan Documents that purport to waive any rights of Borrower to the extent that any such waiver is found to be in violation of public policy.
     G. We express no opinion as to the enforceability of any provision in the Mortgage that permits a partial foreclosure of the Mortgage.
     H. We express no opinion as to the enforceability of any provision in the Mortgage that purports to encumber any property acquired by Borrower after the date of the Mortgage or any property not specifically described in the Mortgage;
     I. Enforcement of the Mortgage may be conditioned upon (i) the conduct of Trustee and the Lenders conforming at all times with any applicable implied covenant of good faith and fair dealing among the Trustee, any Lender and Borrower, notwithstanding any language in the Mortgage reserving to Trustee, either specifically or in effect, the right to take certain specified actions in its sole or absolute discretion; (ii) the duty of Trustee and Lenders to act in a commercially reasonably manner; and (iii) the doctrine announced by the Maine Law Court in Top of the Track Associates v. Lewiston Raceways, Inc., 654 A.2d 1293 (Me. 1995), that despite the inclusion of an integration clause in a contract and the absence of textual ambiguity, the courts may give effect to implied terms relating to the parties’ realization of the basic benefits of the contract. In addition, the United States District Court for the District of Maine in Wortley v.

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     Camplin, 2001 WL 1568368, in which the District Court permitted the introduction of parole evidence in a federal securities fraud case, despite the existence of a merger or integration clause, after concluding that the effect of a merger or integration clause on the reasonableness of a plaintiff’s reliance on the alleged misrepresentation is a question of fact.
     J. The security interests with respect to proceeds of the collateral covered by the Mortgage will remain perfected only to the extent that such proceeds constitute identifiable cash proceeds that are neither commingled or deposited in a deposit account with other funds or to the extent that such security interest in such proceeds is perfected in accordance with Maine law within ten (10) days after receipt of such proceeds.
     K. The enforceability of the remedies or procedures set forth in the Mortgage are subject to the Constitution and laws of the State of Maine, including judicial and foreclosure procedures created thereunder, which Constitution and laws may limit, delay or render more expensive the enforcement of the liens created by the Mortgage but will not (except as otherwise limited herein), in our opinion, deprive Trustee of adequate procedures to realize the principal benefits of the security intended to be created by the Mortgage. Certain provisions not relating to remedies that are set forth in the Mortgage may not be enforceable, but such unenforceability will not render any of the Mortgage invalid as a whole.
     L. Pursuant to the holding of the Maine Supreme Judicial Court in Canal National Bank v. Becker, 431 A.2d 71 (Me. 1981 ), a mortgagor is permitted to introduce parol evidence to show that the parties did not intend an advance made subsequent to the recording of a mortgage to be secured by a previously granted mortgage, and, to this extent, evidence may be admitted to vary the terms of the Loan Documents.
     M. Other than Future Advances, Contingent Obligations or Protective Advances, as such terms are defined in 33 M.R.S.A. §505, and then only to the extent specified in Section 2.3 of the Mortgage, we express no opinion as to whether any advances made after the date of recording the Mortgage would be secured by the Mortgage.
     N. We express no opinion as to whether the provisions in the Mortgage providing that any assignment of leases and other agreements is a present, absolute and unconditional assignment would be enforceable as such under the laws of the State of Maine. There is precedent in Maine law to recharacterize conveyances and assignments that purport on their face to be absolute and to treat them as collateral security, notwithstanding such characterization.
     O. We express no opinion as to any provision of the Mortgage that purports to grant to Trustee the right to execute and file documents on behalf of Borrower, whether under power of attorney or otherwise, except financing statements with respect to the collateral as provided under the Maine UCC.

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     P. No opinion is given herein as to the enforceability of any provision of any agreement relating to confirming jurisdiction of, or venue in, any court, waivers of jury trials, defenses or other remedies, establishing evidentiary standards, specifying a means for service of process, or presumptions in favor of any party.
     Q. We express no opinion as to whether a court will enforce the right to exercise remedies upon the happening of a nonmaterial breach of the Loan Documents (including material breaches of nonmaterial provisions thereof).
     R. We call your attention to the fact that the rights of Trustee to take possession of the property serving as collateral under the Mortgage may be limited to circumstances in which Trustee can take possession “peaceably” and without use of force.
     S. We call your attention to the fact that determination of damages and entitlement to reimbursement for costs and expenses (including, without limitation, attorneys’ fees) is within the judicial discretion of the court before which such relief is requested.
     T. We express no opinion with respect to the validity or enforceability of provisions of the Mortgage purporting to render ineffective an otherwise valid waiver of any term of the Mortgage solely on account of the fact that such waiver was not in writing.
     U. We express no opinion as to whether the Mortgage secure any obligations or liabilities other than the obligations specifically described in the Mortgage, plus “Future Advances” , “Contingent Liabilities” and “Protective Advances” (as such terms are defined in 33 M.R.S.A. §505), subject to the limitation set forth in Section 2.3 of the Mortgage. Accordingly, we express no opinion as to whether the Mortgage secure any amount in excess of $21,000,000, exclusive of Protective Advances, or as to whether the Mortgages secure any Contingent Liabilities in excess of $21,000,000. For purposes of the limitation, we wish to advise you that capitalized interest would be treated as principal.
     V. No opinion is expressed as to any provision of the Mortgage that provides for the payment of interest on interest or increased rates of interest in the event of a default and/or late charges upon delinquency in payments or in the event of a default, liquidated damages or prepayment of premiums, if any, to the extent they are deemed to be penalties or forfeitures, or authorizes Trustee to set-off and apply any deposits at any time held, and any other indebtedness at any time owing, by Trustee to or for the account of Borrower. Although a right of set off is not contrary to law, we call your attention to a lender’s obligation of good faith and fair dealing and the possibility that unilateral exercise of a right of set off could, in certain circumstances, be deemed contrary to that obligation or public policy.
     W. We express no opinion as to the enforceability of any provision of the Loan Documents that purports to indemnify, release or reimburse Trustee for any action caused by the negligence or intentional act of Trustee or resulting from the failure of Trustee to act in a

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commercially reasonable manner or in good faith, or which would otherwise be contrary to public policy.
     X. We express no opinion as to the enforceability of any Loan Document under the laws of any state other than the State of Maine or as to the enforceability of any right or remedy of any of the Loan Document with respect to any property or collateral that is not located within the State of Maine, or as to any federal or state securities laws.
     Y. The right to take certain actions or to exercise certain rights or remedies provided for by the Loan Documents may be affected by laws pertaining to foreign investments in the United States.
     Z. We call your attention to the fact that the UCC does not apply to any transfer of any interest in, or claim in, or under, any policy of insurance, including, without limitation, any claim to unearned premiums under any such insurance policy except as provided in the UCC with respect to proceeds of insurance maintained on that portion of the collateral which is subject to the provisions of the UCC.
     The opinions set forth in this letter may be relied upon by Trustee, the Lenders and their respective successors and assigns, without our prior written consent, but only in connection with the consummation of the transactions described herein and in the Loan Documents and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.
     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Very truly yours,

PIERCE ATWOOD LLP

By:	/s/ [illegible]

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